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                  REVOLVING CREDIT LOAN AND SECURITY AGREEMENT

                          DATED AS OF DECEMBER 22, 1999

                                  by and among


                        BROOKWOOD COMPANIES INCORPORATED
                             KENYON INDUSTRIES, INC.
                           BROOKWOOD LAMINATING, INC.

                                       and

                          KEYBANK NATIONAL ASSOCIATION

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                          KEYBANK NATIONAL ASSOCIATION

                  REVOLVING CREDIT LOAN AND SECURITY AGREEMENT

         This Revolving Credit Loan and Security Agreement (this "Agreement") dated as of December 22, 1999 is entered into by and among KeyBank National Association, a national banking association having a place of business at One Canal Plaza, Portland, Maine 04101-4035 ("Bank") and Brookwood Companies Incorporated, a Delaware corporation, having a place of business at 232 Madison Avenue, 10th Floor, New York, NY 10016 ("Brookwood"), Kenyon Industries, Inc., a Delaware corporation, having a place of business at 36 Sherman Avenue, Kenyon, Rhode Island 02836 ("Kenyon"), and Brookwood Laminating, Inc., a Delaware corporation, having a place of business at 1425 Kingstown Road, Peace Dale, Rhode Island 02883 ("Laminating" and, together with Brookwood and Kenyon being collectively referred to herein as "Borrower").

                                   WITNESSETH:


         WHEREAS, Brookwood, a wholly-owned subsidiary of The Hallwood Group Incorporated, a Delaware corporation, having a place of business at 3710 Rawlins, Suite 1500, Dallas, Texas 75219 ("Hallwood"), owns all of the issued and outstanding stock of Kenyon and Laminating; and

         WHEREAS, Brookwood through a wholly-owned subsidiary proposes to acquire subsequent to the date hereof, for the purchase price of $1,000,000.00, from the business and assets of certain corporations controlled by Amos Chess ("Seller"), Uzzi Amphibious Gear, Inc., a Florida corporation, having a place of business at 2315 Stirling Road, Fort Lauderdale, Florida 33312, TEK Sportswear, Inc., a Florida corporation having a place of business at 2315 Stirling Road, Fort Lauderdale, Florida 33312, and Taub Sportswear, Inc., a Florida corporation having a place of business at 2315 Sterling Road, Dania, Florida 33312 (collectively, "Uzzi"); and

         WHEREAS, the Borrower has requested that Bank make loans and provide other financial accommodations to Borrower to support Borrower's working capital (including the pay-off of certain debt of Borrower to The Bank of New York), purchase and lease of equipment, and to finance the purchase price required for the acquisition of Uzzi and the start-up of Uzzi retail stores; and

         WHEREAS, Bank is willing to make such loans and provide such financial accommodations to Borrower, subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:



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1.   DEFINITIONS

         1.1. Certain Definitions. As used herein the following terms have the meanings set forth below:

"Accounts" means all of Borrower's accounts, accounts receivable, contract rights, and all other debts, obligations and liabilities in whatever form owing to Borrower from any Person for goods sold by Borrower or for services rendered by Borrower, or however otherwise established or created; all guaranties and security therefor, all right, title and interest of Borrower in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to Borrower.

"Acquisition Commitment Fee" shall have the meaning set forth in Section 2.3.4.

"Acquisition Origination Fee" shall have the meaning set forth in Section 2.3.4.

"Acquisition Revolving Credit Facility" shall have the meaning set forth in
Section 2.3.1.

"Acquisition Revolving Credit Limit" means $2,000,000.00 from the Closing Date through and including the Acquisition Revolving Credit Maturity Date.

"Acquisition Revolving Credit Loans" shall have the meaning set forth in Section 2.3.1.

"Acquisition Revolving Credit Maturity Date" means December 22, 2002.

"Acquisition Revolving Credit Note" means the promissory note in the form of Exhibit "C" hereto.

"Affiliate" shall mean any Person which directly or indirectly is in control of, is controlled by, or is under common control with Borrower.

"Assignee" has the meaning set forth in Section 15.3 hereof.

"Automatic Electronic Fund Transfer Agreement" ("AFT Agreement") has the meaning set forth in Section 10.10 hereof.

"Bank" has the meaning given such term in the preamble hereto.

"Borrower" has the meaning given such term in the preamble hereto.

"Borrowing Base" has the meaning given such term as Section 2.1.8 hereof.



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"Borrowing Date" as to any Loan shall mean the Business Day on which such Loan is made.

"Brookwood" shall have the meaning set forth in the preamble hereto.

"Business Day" has the meaning given such term in Section 2.12 hereof.

"Capital Expenditures" shall mean, for any period, amounts included or required to be included in the fixed assets account on a balance sheet of a Borrower in accordance with GAAP and shall include Capital Leases and, in the case of a purchase, the entire purchase price.

"Capital Leases" means capital leases, conditional sales contracts and other title retention documents relating to the acquisition of capital assets (as classified in accordance with GAAP).

"Closing Date" means December 22, 1999, the date initial Loans are made pursuant to this Agreement.

"Collateral" has the meaning given such term in Section 3 hereof.

"Commitment Period" means the period from and including the Closing Date, to but not including, the Termination Date.

"Commonly Controlled Entities" shall mean entities sharing "common control" under ERISA.

"Contingent Liability" means any obligation of a Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether directly or indirectly or any obligation otherwise to assure or hold harmless any other Person against any loss or cost in respect of services rendered or products furnished and any other contingent liability or obligation as determined in accordance with GAAP; provided, however, that the term Contingent Liability shall not include endorsements of negotiable instruments in the ordinary course of business.

"Current Ratio" shall mean Total Current Assets divided by Total Current Liabilities.

"Default" means any event or occurrence which, with notice or lapse of time or both, might become an Event of Default.

"Default Rate" shall have the meaning set forth in Section 2.10.

"Distributions" means, for the applicable period, the aggregate of all amounts paid or payable (without duplication) as dividends, distributions or owner withdrawals and includes any purchase, redemption or other retirement of any of any Borrower's equity interests, directly or indirectly through a subsidiary of any Borrower or otherwise and includes return of capital by any Borrower to its equity holders; provided, however, that the following shall not be deemed to be Distributions hereunder: (a) salary and other compensation paid to equity holders in their capacities as employees and officers of any Borrower, (b) expense reimbursement payable to



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officers of any Borrower, and (c) management fees as may be paid by Brookwood to
Hallwood in an amount not to exceed $120,000.00 per annum.

"Earnings" means, for any applicable period, income (loss) from continuing operations and before all extraordinary and nonrecurring items, determined in accordance with GAAP.

"Earnings Before Interest, Taxes, Depreciation and Amortization" ("EBITDA") means, for the trailing twelve-month period, consolidated net income (exclusive of any extraordinary or non-recurring non-cash gains and extraordinary or non-recurring non-cash losses and other income which is not from the continuing operations of the Borrower) of the Borrower and its subsidiaries plus, to the extent deducted from such consolidated net income, net interest expenses, income taxes and depreciation/amortization expense, all determined in accordance with GAAP.

"Eligible Accounts Receivable" shall have the meaning set forth in Section 2.1.8(a).

"Eligible Inventory" shall have the meaning set forth in Section 2.1.8(c).

"Equipment" means all Borrower's now or hereafter acquired equipment, machinery, plant, furnishings, fixtures, and other fixed assets now owned or hereafter acquired by any Borrower, including (without limitation) all items of machinery and equipment of any kind, nature and description, as well as trucks and vehicles of every description, trailers, handling and delivery equipment and office furniture, and all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and all fuel for any thereof.

"Equipment Commitment Fee" shall have the meaning set forth in Section 2.2.4.

"Equipment Origination Fee" shall have the meaning set forth in Section 2.2.4.

"Equipment Revolving Credit Facility" shall have the meaning set forth in
Section 2.2.1.

"Equipment Revolving Credit Limit" means $2,000,000 from the Closing Date through and including the Equipment Revolving Credit Maturity Date.

"Equipment Revolving Credit Loans" shall have the meaning set forth in Section 2.2.1.

"Equipment Revolving Credit Maturity Date" means December 22, 2002.

"Equipment Revolving Credit Note" means the promissory note in the form of Exhibit "B".

"Equipment Revolving Credit Note Maturity Date" shall mean a date five years from the execution of an Equipment Revolving Credit Note.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.



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"Event of Default" means any event specified in Section 11.

"Factor" or "Factors" as the context may require, shall mean CIT
Group/Commercial Services, Inc. and Banc of America Commercial Services Corporation, each of which are parties to an Intercreditor Agreement with Bank.

"Factor Receivable" shall mean a receivable due from a Factor.

"GAAP" means generally accepted accounting principles in the United States of America, consistently applied.

"General Intangibles" means all intangible personal property of Borrower not included in Accounts or in Instruments and Documents, and Investment Property, now or hereafter owned or acquired by Borrower, and also means and includes all right, title and interest of Borrower now or hereafter owned or acquired in intellectual property, patents, patent applications, goodwill, trademarks, trademark applications, trade names, trade secrets, service marks, copyrights, permits, licenses, federal, state, or local tax refunds, claims under insurance policies (whether or not Proceeds), other rights (if any) to payment, rights of set off, choses in action, rights under judgments, computer programs and all to, or of which Borrower is a party or beneficiary, and all leasehold interests of Borrower in real estate to the extent considered personal property under applicable law.

"Hallwood" shall have the meaning set forth in the Recitals herein.

"Indebtedness" means (i) Indebtedness for Borrowed Money and (ii) all other liabilities or obligations which would, in accordance with GAAP, be classified as liabilities of such Person.

"Indebtedness for Borrowed Money" means (i) all liabilities for borrowed money,
(A) for the deferred purchase price of property or services, and (B) under leases which are or should be, under GAAP, recorded as Capital Leases, in each case in respect of which a Person is directly or indirectly, absolutely or continently liable as obligor, guarantor, endorser or otherwise, or in respect of which such Person otherwise assures a creditor against loss, and (ii) all liabilities of the type described in (i) above which are secured by (or for which the holder has an existing right, contingent or otherwise, to be secured
by) any Lien upon property owned by such Person, whether or not such Person has assumed or become liable for the payment thereof.

"Instruments and Documents" means all "instruments," "documents," "deposit accounts," and "chattel paper," as defined in ss.9-105 of the UCC, all securities, and includes (without limitation) all warehouse receipts and other documents of title, policies and certificates of insurance, checking, savings, and other bank accounts, certificates of deposit, checks, notes, drafts, bills, and acceptances, now or hereafter acquired, to the extent not included in Accounts or Investment Property.



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"Intangible Assets" means assets that in accordance with GAAP are properly classified as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, tradenames and copyrights.

"Intellectual Property" shall have the meaning set forth in Section 4.25.

"Intercreditor Agreement" shall mean each of the Intercreditor Agreements of even date between the Bank and each of CIT Group/Commercial Services Inc. and Banc of America Commercial Corporation.

"Interest" means, for the applicable period, all interest paid or payable, including, but not limited to, interest paid or payable on Indebtedness for Borrowed Money, determined in accordance with GAAP.

"Interest Period" shall mean, with respect to any LIBOR Loans, the period commencing on the date such Loans are made or converted from Prime Rate Loans or the last day of the next preceding Interest Period with respect to such Loans and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Borrower may select as provided in Section 2.4 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may end after the Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day).

"Inventory" means all inventory of whatever name, nature, kind or description, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by Borrower, supplies, all wrapping, packaging, advertising, labeling, and shipping materials, rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by Borrower.

"Investment" means any transfer of property to, contribution to capital of, acquisition of stock, other securities or evidences of indebtedness of, acquisition of businesses or acquisition of property of any Person, other than in the ordinary course of business.

"Investment Property" means all now owned or hereafter acquired securities, financial assets, securities entitlements and investment property of the Borrower, as such terms are defined in Article 9 of the UCC.

"Kenyon" shall have the meaning set forth in the preamble.

"KeyCorp" means Bank's parent company having a principal place of business at 127 Public Square, Cleveland, OH 44114-1306.



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"Laminating" shall have the meaning set forth in the preamble.

"LIBOR Loans" shall mean Revolving Loans which bear interest at a rate based upon the LIBOR Rate.

"LIBOR Rate" shall mean, with respect to any LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beginning of such interest period. "London Banking Day" shall mean in respect to any city, any date on which commercial banks are open for business in London, England.

         If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Loan as selected by the Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Banking Days preceding the first day of such LIBOR Loan. In the event that Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined.

         In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Requirement with respect to LIBOR deposits of Bank then for any period during which such Reserve Requirement shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus such Reserve Requirement.

"Lien" means any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind whatsoever, or the interest of a vendor or lessor under a conditional sale, title retention or capital lease agreement.

"Loan" or "Loans" (as the context permits) means any or all of the Revolving Loans.



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"Loan Documents" means this Agreement, the Notes and any and all other agreements, instruments and documents relating to, evidencing or securing the Obligations.

"Material Adverse Effect" shall mean an effect that constitutes a material adverse change in Borrower's financial condition, operations, business or prospects, taken as a whole.

"Modified Following Business Day Convention" has the meaning given such term in
Section 2.12 hereof.

"Non-Financed Capital Expenditures" means Capital Expenditures not financed with additional long-term debt or Capital Leases.

"Note" or "Notes" means (as the context permits) any or all notes evidencing the Loans, including, without limitation, the Working Capital Revolving Credit Note, the Equipment Revolving Credit Note(s) and the Acquisition Revolving Credit Note.

"Obligations" means all loans, advances, interest, fees, debts, liabilities, obligations (including, without limitation, contingent obligations under indemnities and guaranties with respect thereto), agreements, undertakings, covenants and duties owing or to be performed or observed by Borrower to or in favor of Bank, of every kind and description (whether or not evidenced by any note or other instrument or arising out of this Agreement, Notes, Loan Documents or any other agreement between Bank and any Borrower or any other instrument of any Borrower in favor of Bank), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all interest, fees, charges, and amounts chargeable to any Borrower under Section 13. 1.

"Participant" has the meaning given such term in Section 15.7 hereof.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Permitted Liens" has the meaning given such term in Section 8.3.

"Person" means any individual, partnership, firm, association, business, enterprise, trust, estate, company, joint venture, governmental authority, corporation or other entity.

"Plan" means any employee plan subject to Title IV of ERISA maintained for employees of any Borrower, any subsidiary of any Borrower or any other trade or business under common control with any Borrower within the meaning of Section 414(c) of the Internal Revenue Code or the regulations thereunder.

"Prime Rate" shall mean that interest rate established from time to time by Bank as its Prime Rate, whether or not such rate is publicly announced; and such rate may not be the lowest interest rate charged by Bank for commercial or other extensions of credit.

"Prime Rate Loan" shall mean any Revolving Loan bearing interest at a rate based on the Prime Rate.



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"Proceeds" has the meaning given such term under the UCC and, in any event, includes (but is not limited to) (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (c) whatever is received upon any collection, exchange, sale, lease or other disposition of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, and (d) any and all other products of, or any rents, profits or other amounts from time to time paid or payable under, or in connection with, any of the Collateral.

"Purchase Agreements" means, individually and collectively, the purchase agreement, as may be entered into between Borrower (or its wholly-owned subsidiary), Uzzi and Seller, together with any stock certificates, stock powers, warrants, options, bills of sale, quitclaim deeds, warranty deeds, assignment and assumption agreements and such other instruments of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing may thereafter be amended, modified, supplemented, extended, renewed, restated or replaced; provided however, that the term "Purchase Agreements" as used herein shall not include any of the "Loan Documents" as such term is defined herein or in other financing documents.

"Purchased Assets" means all of the business, assets and properties acquired by Borrower from Uzzi pursuant to the Purchase Agreements.

"Related Collateral" means all of Borrower's goodwill; cash; deposit accounts; claims under insurance policies (whether or not proceeds of other Collateral); rights of set off; rights under judgments; tort claims and choses in action; computer programs and software; books and records (including without limitation all electronically recorded data); contract rights; and all contracts and agreements to or of which it is a party or beneficiary, whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or belonging to any Borrower.

"Reportable Event" means any reportable event as defined in ERISA.

"Reserve Requirement" shall mean for any LIBOR Loans for any Interest Period therefor, the maximum marginal percentage prescribed by the Board of Governors of the Federal Reserve System for determining the reserve requirements for the Bank in respect of Eurodollar deposits having a maturity equal to the Interest Period.

"Revolving Loans" means the loans made pursuant to Sections 2.1, 2.2, and 2.3 of this Agreement.



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 "Subsidiary" means with respect to any Person, any limited liability company, corporation, partnership, trust or other organization, whether or not incorporated, the majority of the voting stock or voting rights of which is owned or controlled, directly or indirectly, by such Person.

"Termination Date" means the earlier of (a) December 22, 2002, or (b) a termination of the Bank's commitments hereunder pursuant to Section 12.1.

"Total Capitalization" means the sum of Total Funded Debt and shareholders equity as set forth in Borrower's balance sheet determined in accordance with GAAP.

"Total Current Assets" shall have the meaning as defined by GAAP.

"Total Current Liabilities" shall have the meaning as defined by GAAP, except current liabilities shall also include the outstanding balances of the Revolving Loans.

"Total Debt Service" means the sum of interest expense and scheduled payments of principal on all long-term debt, including payments on Capital Leases and payments on Subordinated Debt.

"Total Fixed Charges" means the sum of interest expense, required payments of principal, dividends paid, income taxes paid, and the cash portion of Capital Expenditures for the trailing twelve month period.

"Total Funded Debt" means the sum of all Indebtedness for Borrowed Money and similar monetary obligations evidenced by bonds, notes, debentures, overdrafts, short term debt facilities, notes payable, all liabilities secured by any lien existing on any property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed, all capitalized lease obligations, all reimbursement obligations under outstanding letters of credit, bankers acceptances and similar instruments and all guarantees and other contingent liabilities with respect to any obligations or liabilities of the type described above and including, without limitation, Bank debt.

"Treasury Rate" shall mean a rate per annum (computed on the basis of actual days elapsed and a year of 360 days) equal to the rate determined by the Bank (such determination to be conclusive, absent manifest error) on the date of such payment to the yield on United States Treasury securities having the same term to maturity as the remaining term of such Interest Period (such determination to be based upon quotes obtained by the Bank from established dealers in such market).

"UCC" means the Uniform Commercial Code, as adopted and in effect in the State of Maine.

"Working Capital Commitment Fee" shall have the meaning given such term in
Section 2.1.4.

"Working Capital Origination Fee" shall have the meaning given such term in
Section 2.1.4.

"Working Capital Revolving Credit Facility" shall have the meaning set forth in
Section 2.1.1.



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"Working Capital Revolving Credit Limit" means $17,000,000 from the Closing Date through and including the Working Capital Revolving Credit Maturity Date.

"Working Capital Revolving Credit Loans" shall have the meaning set forth in
Section 2.1.1.

"Working Capital Revolving Credit Maturity Date" means December 22, 2002.

"Working Capital Revolving Credit Note" means the promissory note in the form of Exhibit "A" hereto.

     1.2. General. All terms used herein which are defined in Article 1 or
Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to the Borrower and Bank pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. The words "hereof," "herein," "hereunder," "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

2.  LOANS.

     2.1. Working Capital Revolving Credit Facility

         2.1.1. Availability of Credit Facility and Purpose. During the Commitment Period, Bank shall make available to Borrower, a Working Capital Revolving Credit Facility, in an aggregate principal amount not to exceed $17,000,000.00 outstanding at any one time ("Working Capital Revolving Credit Facility"), and from time to time, at Borrower's request, shall advance Working Capital Revolving Credit Loans ("Working Capital Revolving Credit Loans") to Borrower subject to the terms and conditions contained in this Agreement. The proceeds of the Working Capital Revolving Credit Loans shall be used by Borrower to repay certain debt of Borrower to The Bank of New York and to support Borrower's accounts receivables and inventory.

         2.1.2. Working Capital Revolving Credit Note. Working Capital Revolving Credit Loans shall be evidenced by the Working Capital Revolving Credit Note. The Working Capital Revolving Credit Note shall be a master note, and the principal amount of all Working Capital Revolving Loans outstanding shall be evidenced by the Working Capital Revolving Credit Note.

         2.1.3. Limitations on Advances. The aggregate principal amount of Working Capital Revolving Credit Loans shall not exceed at any time the aggregate principal amount of $17,000,000.00 outstanding at any one time, the "Working Capital Revolving Credit Limit" and each advance shall be subject to the limitations of the Borrowing Base referred to in Section 2.1.8.



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         2.1.4. Fees. On the Closing Date, Borrower shall pay to Bank a nonrefundable origination fee of $42,500.00 (against which shall be applied the sum of $20,000.00, the retainer already paid by Borrower to Bank), which shall be deemed fully earned on the date thereof (the "Working Capital Origination Fee"). Borrower shall also pay to Bank a commitment fee of one quarter of one percent (0.25%) per annum of the amount by which the Working Capital Revolving Credit Limit exceeds the average daily principal balance of the outstanding Working Capital Revolving Credit Loans during the immediately preceding calendar quarter (or part thereof) during the Commitment Period, which unused credit line commitment fee (the "Working Capital Commitment Fee") shall be payable on the first day of each calendar quarter in arrears, commencing with March 31, 2000.

         2.1.5. Repayment; Security. Working Capital Revolving Credit Loans may be repaid and reborrowed during the Commitment Period. All Working Capital Revolving Credit Loans shall be payable on the Termination Date and shall be secured by all the Collateral.

         2.1.6. Interest Payments. Borrower shall pay to Bank interest monthly on the unpaid principal balance of all Working Capital Revolving Credit Loans at the rates and in the amount calculated in accordance with Section 2.6.

         2.1.7. Facility Maturity. The Working Capital Revolving Credit Facility shall mature on December __ , 2002 ("Working Capital Revolving Credit Maturity Date"). In no event shall Bank have any obligation to renew the Working Capital Revolving Credit Facility after the Working Capital Revolving Credit Maturity Date. By its execution hereof, the Borrower represents, warrants and agrees that no representations, assurances or promises have been made regarding any extension or renewal, or the terms of any extension or renewal, and Borrower will not rely upon any representations, assurances or promises unless in writing and signed by Bank.

         2.1.8. Borrowing Base. All advances under the Working Capital Revolving Credit Facility shall be limited by and subject to a Borrowing Base which shall be the sum of: ninety percent (90%) of Factor Receivables, eighty percent (80%) of Eligible Receivables, fifty percent (50%) of Eligible Inventory, and seventy percent (70%) of the appraised orderly liquidation value of Equipment. A reserve of one hundred percent (100%) of all amounts advanced under the Acquisition Revolving Credit Facility shall be included in the Borrowing Base for the Working Capital Revolving Credit Facility.

         (a) Eligible Accounts Receivable. For the purposes of determination of the Borrowing Base, Eligible Accounts Receivables shall be those Accounts Receivable ("Receivable") meeting the following criteria:

                  (1) The Receivable arose from a bona fide outright sale of goods or services performed under an enforceable contract, and such goods have been shipped to the appropriate account debtor, or the sale has otherwise been consummated or services have been performed for the appropriate account debtors in accordance with such order or contract;

                  (2) Title to the receivable is in the name of Borrower and such title is absolute and is not subject to any prior assignment, claim, lien or security interest;

                  (3) The amount shown on the books of Borrower with respect to the Receivable and on any invoice or statement delivered to Bank is owing to Borrower, and no partial payment has been made thereon by anyone;

                  (4) The Receivable is not subject to any claim of reduction, counterclaim, set-off, recoupment, or any claim for credits, allowances or adjustments by the account Borrower because of returned, inferior or damaged goods or unsatisfactory services or for any other reason;

                  (5) The account debtor has not returned or refused to retain any of the goods from the sale out of which the Receivable arose;

                  (6) The Receivable does not arise out of a contract or order from an account debtor that, by its terms, forbids an assignment or makes the assignment of the Receivable to Bank void or unenforceable;

                  (7) Borrower has not received any note, trade acceptance, draft or other instrument with respect to or in payment of the receivable or any chattel paper with respect to the goods giving rise to the receivable;

                  (8) Borrower has not received any notice of the death of the account debtor or a partner thereof, nor of the dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of any petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against the account debtor of Borrower (not including, however, a post-petition Receivable which has been ratified and reaffirmed by the account debtor);

                  (9) The account debtor is not an affiliate of Borrower and is not a subsidiary thereof, nor is it under common management or ownership with Borrower;

                  (10) The Receivable is not a government receivable from any government; provided, however, that an account payable by the United States government may become an Eligible Receivable after compliance with the Federal Assignment of Claims Act in a manner satisfactory to Bank;

                  (11) The Receivable is not governed by the law of a jurisdiction that does not (i) recognize and conform to the Uniform Commercial Code with respect to secured transactions, or (ii) acknowledge perfection of such secured transactions by the filing of a financing statement in the jurisdiction of the chief executive office of Borrower;

                  (12) The Receivable does not arise under an agreement of consignment a sale or return, a sale with a right to return for credit, a "guaranteed sale" or any other arrangement other than an outright, absolute and final sale; or

                  (13) The Receivable is not an account that Bank, in its sole and reasonable discretion and having a rational basis therefor, has determined to be ineligible in whole or in part and has notified Borrower thereof.

         (b) Ineligible Accounts Receivable. In addition to any Receivable which does not meet the foregoing criteria, the following Receivables are also ineligible for the purposes of determination of the Borrowing Base:

                  (1) Any Receivable which is sixty-one (61) days or more past the due date, provided that the due date shall be no more than one-hundred twenty (120) days from the invoice date;

                  (2) Re-aged credits which represent previously booked Receivables;

                  (3) Eighty percent (80%) of "cross aged" receivables, such that if twenty percent (20%) or more of any account debtor's receivables are aged more than sixty (60) days from the due date, all receivables from that account debtor shall be deemed ineligible.

         (c) Eligible Inventory. For the purposes of Borrowing Base determination, Eligible Inventory shall mean and refer to finished roll goods inventory valued at the lower of cost or market, and having the following characteristics:

                  (1) title to which is vested in Borrower free and clear of any prior assignment, claim, lien or security interest;

                  (2) of a type ordinarily sold by Borrower in its business and acquired in the ordinary course of business for resale; and

                  (3) not subject to any consignment agreement, sale or return agreement or other similar agreement in any way limiting Borrower's outright ownership of said inventory.

         (d) Ineligible Inventory. In addition to any Inventory which does not meet the foregoing criteria, the following Inventory is also ineligible for the purposes of determination of the Borrowing Base:

                  (1) Fixtures and displays representing display racks sold to customers to hold and display products of Borrower;

                  (2) Discontinued products;

                  (3) Inventory located at third party vendors;

                  (4) Proprietary packaging materials that include the name of the client or which are not of standard size.

     2.2. Equipment Revolving Credit Facility

         2.2.1. Availability of Credit Facility and Purpose. During the Commitment Period, Bank shall make available to Borrower an Equipment Revolving Credit Facility, in an aggregate principal amount not to exceed $2,000,000.00 outstanding at any one time ("Equipment Revolving Credit Facility"), and shall, from time to time, at Borrower's request, advance Equipment Revolving Credit Loans ("Equipment Revolving Credit Loans") to Borrower, subject to the terms and conditions of this Agreement. Equipment Revolving Credit Loans shall be used by Borrower to finance the purchase or lease of equipment for Borrower's ongoing operations.

         2.2.2. Equipment Revolving Credit Notes. Each advance under the Equipment Revolving Credit Facility shall be evidenced by separate promissory notes, individually an "Equipment Revolving Credit Note" and collectively, the "Equipment Revolving Credit Notes".

         2.2.3. Limitation on Advances. Advances under the Equipment Revolving Credit Facility shall be limited to the lesser of:

         (a) eighty percent (80%) of the invoice value for equipment purchase, one hundred percent (100%) of the accepted collateral value for equipment lease financing, or

         (c) the remaining availability under the Equipment Revolving Credit Facility.

         2.2.4. Fees. On the Closing Date, Borrower shall pay to Bank a non-refundable origination fee of $5,000.00 (the "Equipment Origination Fee"). Borrower shall also pay to Bank a commitment fee, of one quarter of one percent (0.25%) per annum of the amount by which the Equipment Revolving Credit Limit exceeds the average daily principal balance of the outstanding Equipment Revolving Credit Loans during the immediately preceding calendar quarter (or part thereof) during the Commitment Period, which unused credit line Commitment Fee (the "Equipment Commitment Fee") shall be payable on the first day of each calendar quarter in arrears, commencing with March 31, 2000.

         2.2.5. Repayment of Equipment Revolving Credit Loans; Security.

                  (a) Term; Security. Each Equipment Revolving Credit Note shall have a term of five years from the date of execution thereof and Borrower promises to pay and there shall become absolutely due and payable on the earlier of the Equipment Revolving Credit Note Maturity Date or the termination of the Bank's commitments hereunder pursuant to
         Section 12.1, all principal of such Equipment Revolving Credit Note outstanding on such date, together with any and all accrued and unpaid interest and other charges, if any, thereon. All Equipment Revolving Credit Loans shall be secured by all the Collateral.

                  (b) Principal Monthly Payments. Each Equipment Revolving Credit Note shall be repaid in consecutive, fixed monthly installments of principal, in accordance with an amortization period of five years, commencing one (1) month from the date of such Equipment Revolving Credit Note, and continuing on the 1st Business Day of each month thereafter, plus accrued interest.

                  (c) Optional Prepayment of Equipment Revolving Credit Notes. Borrower shall have the right at any time to prepay any Equipment Revolving Credit Note on or before such Equipment Revolving Credit Note Maturity Date, as a whole, or in part, upon not less than five (5) Business Days prior written notice to Bank, without premium or penalty, except for LIBOR breakage costs. Any prepayment of principal of any Equipment Revolving Credit Note shall be applied against the scheduled installments of principal due on such Equipment Revolving Credit Note in inverse order of maturity.

         2.2.6 Interest. Borrower shall pay to the Bank interest monthly on the unpaid principal balance of each Equipment Revolving Credit Note at the rates and in the amounts calculated in accordance with Section 2.6.

         2.2.7. Facility Maturity. The Equipment Revolving Credit Facility shall mature on December 22, 2002 ("Equipment Revolving Credit Facility Maturity Date"). Any Equipment Revolving Credit Note executed prior to the Equipment Revolving Credit Facility Maturity Date shall be repaid by Borrower in accordance with its remaining term. In no event shall Bank have any obligation to renew the Equipment Revolving Credit Facility after the Equipment Revolving Credit Facility Maturity Date. By its execution hereof, the Borrower represents, warrants and agrees that no representations, assurances or promises have been made regarding any extension or renewal, or the terms of any extension or renewal, and Borrower will not rely upon any representations, assurances or promises unless in writing and signed by Bank.

     2.3. Acquisition Revolving Credit Facility

         2.3.1. Availability of Acquisition Revolving Credit Facility and Purpose. During the Commitment Period, Bank shall make available to Borrower, an Acquisition Revolving Credit Facility in an aggregate principal amount not to exceed $2,000,000.00 outstanding at any one time ("Acquisition Revolving Credit Facility"), and shall, from time to time, at Borrower's request, advance Acquisition Revolving Credit Loans ("Acquisition Revolving Credit Loans") to Borrower, subject to the terms and conditions of this Agreement. The proceeds of the Acquisition Revolving Loans shall only be used by Borrower as follows:

         (a) to finance the acquisition of Uzzi's business and assets, and any such advance shall not exceed $1,000,000.00, and

         (b) to finance the start-up of Uzzi retail stores, and any such advance shall be expressly subject to the conditions and limitations set forth in Sections 2.3.3 and 2.3.4 herein.

         2.3.2. Acquisition Revolving Credit Note. Acquisition Revolving Credit Loans shall be evidenced by the Acquisition Revolving Credit Note. The Acquisition Revolving Credit Note shall be a master note, and the principal amount of all Acquisition Revolving Loans outstanding shall be evidenced by the Acquisition Revolving Credit Note.

         2.3.3. Limitations and Conditions to Advances.

                  (a) Conditions Precedent to Initial Advance. Prior to the initial advance under the Acquisition Revolving Credit Facility, Borrower shall submit for review by Bank, to Bank's satisfaction:

                  (1) An independent evaluation of financial projections for Uzzi, which at a minimum shall assess key financial assumptions in the financial projections, including sales growth assumptions, operating margin assumptions, marketing and operating expense budgets for both the manufacturing-wholesale division and the retail division. Such independent evaluation shall be performed by a national accounting firm or other party, in each case a firm or party satisfactory to Bank.

                  (2) Written information or other report of findings regarding Borrower's due diligence, investigation or other examination in connection with the Uzzi acquisition, including but not limited to, Uzzi-vendor and customer checkings, manufacturing backlog/order fulfillment status, current and next season product lines, and management of Uzzi, and integration of Uzzi management into Brookwood organizational structure.

                  (3) Written confirmation (including delivery to Bank of true, correct and complete copies of the Purchase Agreements and all schedules thereto) of the terms of the Uzzi acquisition satisfactory to Bank, including the following terms, and such other terms as Bank shall request:

                           (i) Purchase price of $1,000,000.00 and earnout provisions of 48 months;

                           (ii) Annual salary of Seller no greater than $200,000.00;

                           (iii) Hallwood contribution to Brookwood of $500,000.00 cash prior to or at the time of Brookwood's acquisition of Uzzi's assets; and

                           (iv)     Additional Hallwood contribution to
                                    Brookwood of $500,000.00 cash no later than one year from the date of Brookwood's acquisition of Uzzi's assets.

                  (4) A Certificate, in the form substantially as Exhibit "F" attached hereto, dated as of the date of the initial advance under the Acquisition Revolving Credit Facility, executed by an officer of Borrower on behalf of Borrower, stating that:

                           (i) The representations and warranties of Borrower set forth in this Agreement are true and complete in all material respects on and as of the date of such Certificate as though made on and as of the date of such Certificate; and

                           (ii)     The Purchase Agreements, and the
                                    transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the parties thereto in all respects, including the fulfillment of all conditions precedent as may be set forth therein and giving effect to the terms of the Purchase Agreements; and

                           (iii) Borrower has acquired and has good and marketable title to the Purchased Assets, free and clear of all claims, liens, pledges and encumbrances of any kind, except as expressly imposed by, or permitted under this Agreement; and

                           (iv) All actions and proceedings required by the Purchase Agreements, applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated; and

                           (v) No court of competent jurisdiction shall have issued any injunction, restraining order or other order which would prohibit consummation of the transactions described in the Purchase Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Purchase Agreement; and

                           (vi) Borrower has delivered, or caused to be delivered, to Bank, true, correct and complete copies of the Purchase Agreements and all schedules thereto; and

                           (vii) representations and warranties as to such other matters as Bank shall reasonably request.

                  (5) A Stock Pledge and Security Agreement , in form and substance satisfactory to Bank, pledging the stock owned by Borrower of any subsidiary(ies) acquiring and/or operating the business and assets of Uzzi.

                  (b) Limitations and Conditions to Additional Advances. Any advance beyond the initial advance for the specific purpose of the acquisition of Uzzi's business and assets, shall be limited to the lesser of :

                  (1) fifty percent (50%) of the start-up costs for each Uzzi retail store, or

                  (2) the remaining availability under the Acquisition Revolving Credit Facility,

                  and shall be subject to the following conditions:

                  (3) Borrower shall submit to Bank, for Bank's review and approval, a business plan, including pro-forma financial statements and development cost budget for each new Uzzi retail store; and

                  (4) The balance of any start-up costs shall be provided from cash reserves established and funded by Brookwood, with confirmation thereof in writing in form and substance satisfactory to Bank; and

                  (5) Hallwood has made a cash equity contribution to Brookwood greater than or equal to fifty percent (50%) of the start up budget for each Uzzi retail store, with written confirmation thereof provided to Bank; and

                  (6) No financial test covenant defaults shall result from such advance.

         Notwithstanding the foregoing, Borrower covenants that in no event shall the number of new Uzzi retail store openings exceed four per annum during the term of the Acquisition Revolving Credit Facility.

         2.3.4. Fees. On the Closing Date, Borrower shall pay to Bank a non-refundable origination fee of $5,000.00, which shall be deemed fully earned on the date thereof ("Acquisition Origination Fee"). Borrower shall also pay to Bank a commitment fee of one quarter of one percent (0.25%) per annum of the amount by which the Acquisition Revolving Credit Limit exceeds the average daily principal balance of the outstanding Acquisition Revolving Credit Loans during the immediately preceding calendar quarter (or part thereof) during the Commitment Period, which unused credit line commitment fee (the "Acquisition Commitment Fee") shall be payable on the first day of each calendar quarter in arrears, commencing with March 31, 2000.

         2.3.5. Repayment; Security. All Acquisition Revolving Loans shall be payable on the Termination Date and shall be secured by all the Collateral. There shall further be reserved against the Working Capital Revolving Credit Facility, the amount of all advances under the Acquisition Revolving Credit Facility, to secure payment of all Acquisition Revolving Credit Loans.

         2.3.6. Interest Payments. Borrower shall pay to Bank interest monthly on the unpaid principal balance of all Acquisition Revolving Loans at the rates and in the amount calculated in accordance with Section 2.6.

         2.3.7. Facility Maturity. The Acquisition Revolving Credit Facility shall mature December ___, 2002 ("Acquisition Revolving Credit Facility Maturity Date"). In no event shall Bank have any obligation to renew the Acquisition Revolving Credit Facility after the Acquisition Revolving Credit Maturity Date. By its execution hereof, Borrower represents, warrants and agrees that no representations, assurances or promises have been made regarding any extension or renewal, or the terms of any extension or renewal, and Borrower will not rely upon any representations, assurances or promises unless in writing and signed by Bank.

     2.4. Borrowing Procedures.

         Notices to Bank of borrowings and conversions of Revolving Loans and of the duration of Interest Periods with respect to LIBOR Loans shall be irrevocable and shall be effective only if received by Bank in writing not later than: (A) with respect to borrowings of Prime Rate Loans, prior to 11:00 a.m. (Portland, Maine time) on the Business Day of the relevant borrowing, or, (B) with respect to the borrowing of, conversion of or into, or duration of Interest Period for, LIBOR Loans, two (2) Business Days prior to the date of the relevant action.

         Each notice of borrowing or conversion shall be delivered to Bank by Borrower and shall specify the amount of the Revolving Loans to be borrowed or converted, the date of borrowing or conversion (which shall be a Business Day) and, in the case of LIBOR Loans, the duration of the Interest Period therefor. Each such notice of duration of an Interest Period shall specify the LIBOR Loans to which such Interest Period is to relate. In the event that the Borrower fails to select the duration of any Interest Period for any LIBOR Loans within the time period and otherwise as provided in this Section 2.4, such Revolving Loans (if outstanding as LIBOR Loans) will be automatically converted into Prime Rate Loans on the last day of the then current Interest Period for such Revolving Loans or (if outstanding as Prime Rate Loans) will remain as, or (if not then outstanding) will be made as, Prime Rate Loans. Each Prime Rate Loan shall be in a minimum amount of $10,000 and each LIBOR Loan shall be in a minimum amount of $100,000 and in integral multiples of $100,000 in excess thereof.

     2.5. LIBOR Loans.


         (a) Optional Conversions of Revolving Loans. Borrower shall have the right to convert LIBOR Loans into Prime Rate Loans, or to convert Prime Rate Loans into LIBOR Loans, at any time or from time to time, provided that: (i) Borrower shall give Bank notice of each such conversion as provided in Section
2.4 hereof, and (ii) the conversion of any LIBOR Loan shall be subject to
Section 2.5(d) hereof. In the absence of such conversion, a Revolving Loan shall be a Prime Rate Loan.

         (b) Limitation on LIBOR Loans. Anything herein to the contrary notwithstanding, if, with respect to any LIBOR Loans Bank determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of "LIBOR Rate" in Section 1 hereof upon the basis of which the rates of interest for such Revolving Loans are to be determined do not accurately reflect the cost to Bank of making or maintaining such Revolving Loans for Interest Periods therefor; then Bank shall promptly notify Borrower (in the same manner in which Bank notifies its other customers with LIBOR loan facilities), and so long as such condition remains in effect, Bank shall be under no obligation to make LIBOR Loans or to convert Prime Rate Loans into LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR Loans, convert such Revolving Loans into Prime Rate Loans in accordance with Section 2.5(a) hereof.

         (c) Illegality. Notwithstanding any other provision of this Agreement to the contrary, in the event that it becomes unlawful for Bank to (a) honor its obligation to make LIBOR Loans hereunder, or (b) maintain LIBOR Loans hereunder, then Bank shall promptly notify Borrower thereof (in the same manner in which the Bank notifies its other customers with LIBOR loan facilities), and Bank's obligation to make LIBOR Loans hereunder shall be suspended until such time as Bank may again make and maintain LIBOR Loans (in which case the provisions of Section 2.5(d) hereof shall be applicable).

         (d) Substitute Prime Rate Loans. If the obligation of Bank to make LIBOR Loans shall be suspended pursuant to Sections 2.5(b), 2.5(c) or 2.5(f) hereof, all Loans which would otherwise be made by Bank as LIBOR Loans shall be made instead as Prime Rate Loans (and, if an event referred to in Sections 2.5(b), 2.5(c) or 2.5(f) hereof has occurred and Bank so requests by notice to Borrower, each LIBOR Loan of Bank then outstanding shall be automatically converted into a Prime Rate Loan on the date specified by Bank in such notice) and, to the extent that LIBOR Loans are so made as (or converted into) Prime Rate Loans, all payments of principal which would otherwise be applied to such LIBOR Loans shall be applied instead to such Prime Rate Loans.

         (e) Compensation for LIBOR Rate Loans. Borrower shall pay to Bank, upon the request of Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of Bank) to compensate it for any loss, cost or expense incurred by it as a result of:

                  (i) any payment, prepayment or conversion of a LIBOR Loan made by Bank on a date earlier than the last day of an Interest Period for such Loan; or

                  (ii) any failure by Borrower to borrow a LIBOR Loan to be made by Bank on the date of such borrowing specified in the relevant notice of borrowing under Section 2.4 hereof if Borrower fails to rescind such notice at least one (1) Business Day prior to the specified borrowing debt;

                           such compensation to include, without limitation, an
amount equal to the excess, if any, of (i) the LIBOR Rate applicable to the principal amount so repaid, over (ii) the interest which would be earned by reinvesting the repaid amount at the Treasury Rate for the applicable Interest Period. A statement of Bank setting forth the formula applied to determine any amount necessary to compensate Bank under this section shall be delivered to Borrower and shall be conclusive, except in the case of manifest error, as to such determination and such amount. Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase Dollar deposits in the London interbank market to fund any LIBOR Loans and the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Loans.

         (f) Additional Costs.

                  (i) Borrower shall pay to Bank from time to time such amounts as Bank may determine to be reasonably necessary to compensate it for any costs incurred by Bank which Bank determines are attributable to its making or maintaining of any LIBOR Loans hereunder or its obligation to make any of such LIBOR Loans hereunder, or any reduction in any amount receivable by Bank hereunder in respect of any of such LIBOR Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any regulatory change in applicable statutes, regulations, rules, orders, or decrees applicable to Bank (a "Regulatory Change") which:

                  (A) changes the basis of taxation of any amounts payable to Bank under this Agreement or its Note in respect of any of such Revolving Loans (other than changes which affect taxes measured by or imposed on the overall net income of Bank); or

                  (B) imposes or modifies any reserve, special deposit, insurance assessment or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Bank to Borrower; or

                  (C) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

         Bank will notify Borrower of any event occurring after the date of this Agreement which will entitle Bank to compensation pursuant to this Section 2.5(f) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section 2.5(f). If Bank requests compensation from Borrower under this Section 2.5(f), the Borrower may, by notice to Bank, suspend the obligation of Bank to make additional LIBOR Loans to Borrower until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 2.5(f) hereof shall be applicable).

                  (ii) Without limiting the effect of the foregoing provisions of this Section 2.5(f), in the event that, by reason of any regulatory change, Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of Bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of Bank which includes LIBOR Loans, or (2) becomes subject generally to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if Bank so elects by notice to Borrower, the obligation of Bank to make or continue, or to convert Prime Rate Loans into LIBOR Loans hereunder shall be suspended until the date Bank withdraws such notice or such Regulatory Change ceases to be in effect (in which case the provisions of Section 2.5(d) hereof shall be applicable).

                  (iii) Determinations and allocations by Bank for purposes of this Section 2.5(f) of the effect of any regulatory change on its costs of maintaining its obligations to make Revolving Loans or of making or maintaining Revolving Loans or on amounts receivable by it in respect of Revolving Loans, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.


     2.6 Interest and Payments.

                  2.6.1. Interest Rate Pricing Formula for Working Capital Revolving Credit Loans. The Working Capital Revolving Credit Loans shall bear interest calculated on the basis of a 360-day year and the actual number of days elapsed and payable monthly in arrears for the periods from the Borrowing Dates thereof on the unpaid principal amount thereof from time to time outstanding at a rate per annum equal to the applicable rate and pricing formula indicated below:

        ---------- -------------------------------- ------------------------- ------------------------------
          TIER            TOTAL FUNDED DEBT               PRIME RATE +                   LIBOR +
                              TO EBITDA
        ---------- -------------------------------- ------------------------- ------------------------------
            1                  >=3.00x                       0.25%                        2.50%
        ---------- -------------------------------- ------------------------- ------------------------------
            2              >=2.50x <3.00x                    0.25%                        2.25%
        ---------- -------------------------------- ------------------------- ------------------------------
            3              >=2.00x <2.50x                    0.25%                        2.00%
        ---------- -------------------------------- ------------------------- ------------------------------
            4                  <2.00x                        0.25%                        1.75%
        ---------- -------------------------------- ------------------------- ------------------------------

                  2.6.2. Interest Rate Pricing Formula for Equipment Revolving Credit Loans and Acquisition Revolving Credit Loans. The Equipment Revolving Credit Loans and Acquisition Revolving Credit Loans shall bear interest calculated on the basis of a 360-day year and the actual number of days elapsed and payable monthly in arrears for the periods from the Borrowing Dates thereof on the unpaid principal amount thereof from time to time outstanding at a rate per annum equal to the applicable rate and pricing formula indicated below:

        ---------- -------------------------------- ------------------------- ------------------------------
          TIER            TOTAL FUNDED DEBT               PRIME RATE +                   LIBOR +
                              TO EBITDA
        ---------- -------------------------------- ------------------------- ------------------------------
            1                  >=3.00x                       0.25%                        2.75%
        ---------- -------------------------------- ------------------------- ------------------------------
            2              >=2.50x <3.00x                    0.25%                        2.50%
        ---------- -------------------------------- ------------------------- ------------------------------
            3              >=2.00x <2.50x                    0.25%                        2.25%
        ---------- -------------------------------- ------------------------- ------------------------------
            4                  <2.00x                        0.25%                        2.00%
        ---------- -------------------------------- ------------------------- ------------------------------

                  2.6.3. Initial Interest Rate Pricing. The interest rate for all Loans shall be initially set at Tier 2 until Borrower submits a Compliance Certificate covering the period for March 31, 2000. Future interest rate pricing is to be based upon trailing twelve month EBITDA to be determined quarterly upon receipt by Bank of quarterly management-prepared financial statements and fiscal year-end audited financial statements.

                  2.6.4. LIBOR Rate Selection. Upon determination of the LIBOR Rate for any Interest Period selected by Borrower, Bank shall promptly notify Borrower thereof by telephone or in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties for all purposes. Following and during the continuance of an Event of Default, interest on all Loans shall accrue at the Default Rate and be paid on demand.

                  2.6.5. Interest Payment Date. Accrued interest on each Loan shall be payable monthly in arrears on the first Business Day of each month. Interest on LIBOR Loans shall be due at the conclusion of the Interest Period but in no event later than ninety (90) days from the date of the LIBOR Loan.

                  2.6.6. Prime Rate. The effective interest rate applicable to the Prime Rate Loans shall change on the date of each change in the Prime Rate.

         2.7. Payments. Principal and interest on all Loans and payments on all other Obligations shall be payable at Bank's office at One Canal Plaza, Portland, Maine in lawful money of the United States of America in immediately available funds without set-off, deduction or counterclaim. Borrower authorizes Bank to debit its deposit account(s) with Bank for all payments due hereunder, whether for principal, interest or other amounts payable on account of the Obligations. Bank will notify Borrower in writing after such debits are made.

         2.8. Limitation on Interest. All agreements between Borrower and Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Bank in the execution, delivery and acceptance of the Notes to contract in strict compliance with the laws of the State of Maine and any other applicable state from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Bank should ever receive as interest an amount which would exceed the then highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Bank.

         2.9. Late Charges. If the entire amount of any required principal, interest or other payment hereunder is not paid in full within fifteen (15) days after the same is due, Borrower shall pay to Bank a late fee equal to five percent (5%) of the required payment.

         2.10. Default Rate. Without limitation on Bank's other rights and remedies, upon the earliest to occur of an Event of Default (as provided in Section 12), or the Termination Date, the Working Capital Revolving Credit Maturity Date, the Equipment Revolving Credit Note Maturity Date, or the Acquisition Revolving Credit Maturity Date, Borrower's right to select pricing options shall cease, and the unpaid principal of all Obligations shall, at the option of

Bank, bear interest at a rate per annum equal to four percent (4%) in excess of the highest applicable interest rate (the "Default Rate").

         2.11. One Obligation. The Working Capital Revolving Credit Loans, the Equipment Revolving Credit Loans, the Acquisition Revolving Credit Loans and other Obligations shall constitute one obligation of Borrower, and the commitments of Bank to make the Working Capital Revolving Credit Loans, the Equipment Revolving Credit Loans and the Acquisition Revolving Credit Loans to Borrower cannot be separately or individually terminated by Borrower. In the event that the Borrower intends to terminate any of Bank's commitments hereunder, the Borrower shall give the Bank thirty (30) days prior irrevocable written notice thereof and shall repay all the Obligations on the effective date of such termination.

         2.12. Modified Following Business Day Convention. The term "Modified Following Business Day Convention" means the convention for adjusting any relevant date if it would not otherwise fall on a day that is not a Business Day. All dates specified for payments to be made under this Agreement shall be subject to the Modified Following Business Day Convention. The following terms, when used in conjunction with the term "Modified Following Business Day Convention" and a date shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day; provided that, in connection with determining the last day of an Interest Period for a LIBOR Loan, if the first following day that is a Business Day falls in the next succeeding calendar month, then an adjustment will be made so that the date will be the next preceding Business Day. A "Business Day" means, in respect of any date that is specified in this Agreement to be subject to adjustment in accordance with applicable Business Day Convention, a day on which commercial banks settle payments in New York or, if the payment obligation is calculated with reference to the LIBOR Rate, in London.

3. GRANT OF SECURITY INTEREST. As security for the prompt performance, observance and payment in full of all Obligations, Borrower hereby grants to Bank a continuing first priority, perfected security interest in and lien on and assigns, transfers, sets over and pledges to the Bank all property of Borrower, whether now owned by Borrower or hereafter acquired or existing, and wherever located (collectively, the "Collateral"), including without limitation:

                  (a)      all Accounts;

                  (b)      all Inventory;

                  (c)      all Equipment;

                  (d)      all General Intangibles;

                  (e)      all Contracts (as set forth in Schedule 3);

                  (f)      all Investment Property;

                  (g)      all Instruments and Documents;

                  (h)      all Related Collateral;

                  (i) all accessions to and additions to, substitutions for, replacements, products; and

                  (j) products and proceeds of any and all of the foregoing.

                  (k) Hallwood's shares of stock in Brookwood and Brookwood's shares of stock in Kenyon and Laminating;


         The term "Collateral" shall also refer to and include any other property in which Bank is granted a Lien to secure any of the Obligations pursuant to an agreement supplemental hereto or otherwise (whether or not such agreement makes reference to this Agreement or the Obligations of Borrower hereunder).

4. REPRESENTATIONS AND WARRANTIES. Borrower jointly and severally represents and warrants (and at the time of each Loan hereunder shall be deemed to represent and warrant) for itself and for each other Borrower to Bank as follows:

         4.1. Organization, Existence, Good Standing. Each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has obtained all material licenses, permits, approvals and consents and has filed all registrations necessary for the lawful operation of its business, (iii) has the power and authority and the legal right to own, lease and operate its property and to conduct the business in which it is currently engaged, and (iv) is duly qualified to do business and is in good standing as a foreign entity in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Schedule 4.1 lists all states and other locations where Borrower is qualified or authorized to do business.

         4.2. Consents. No consent, permit, license, approval or authorization of, or registration, declaration or filing with or notice to, any governmental authority, bureau or agency or any other Person is required in connection with the execution, delivery or performance by Borrower, or the validity or enforceability against Borrower, of any Loan Document to which it is a party, except for the consents and approvals which have been obtained and are listed on
Schedule 4.2.

         4.3. No Legal Bar. The execution, delivery and performance by Borrower of the Loan Documents, and each agreement, certificate, document, instrument or other paper delivered pursuant thereto, to which Borrower is a party, does not conflict with or cause a breach of any provision of any existing law, rule or regulation, order, judgment, award or decree of any court, arbitrator or governmental authority, bureau or agency, or of the Certificate of Incorporation or By-Laws of, or any security issued by Borrower or of any material mortgage, deed of trust, indenture, lease, contract or other agreement or undertaking to which Borrower is a party or by which any of its properties may be bound, and will not result in the creation or imposition of any Lien on Borrower's revenues or properties, except in favor of Bank.

         4.4. Compliance with Charter and Agreements. Borrower (i) is subject to no charter, organizational or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction which could have a Material Adverse Effect, and (ii) is in compliance with its Certificate of Incorporation and By-Laws and all contractual requirements of a material nature by which it or any of its properties may be bound.

         4.5. Negative Pledges. Neither Borrower nor any of its Subsidiaries is a party to or bound by any agreement, indenture, or other instrument which prohibits the creation, incidence or allowance to exist of any mortgage, deed of trust, pledge, lien, security interest or other encumbrance or conveyance upon any of Borrower's property.

         4.6. Title to Property. Borrower has good and marketable title to, or valid leasehold interests in, all of the assets reflected in the balance sheet (referred in 4.12), including, without limitation, the Collateral, and all such assets are subject to no Liens except (i) in favor of Bank, or (ii) Permitted Liens.

         4.7. Books and Records. All of Borrower's charter documents have been duly filed and are in proper order. All of Borrower's books and records, including without limitation, minute books and books of account, are accurate and up-to-date.

         4.8. Power and Authority; Due Execution. Borrower has (i) full power, authority and legal right to execute, deliver and perform its obligations under the Loan Documents to which it is a party and to borrow hereunder, (ii) taken all necessary actions to authorize the execution, delivery and performance by Borrower of each Loan Document to which such Borrower is a party and to authorize its borrowings hereunder, and (iii) caused to be duly executed and delivered on behalf of such Borrower each of the Loan Documents to which Borrower is a party.

         4.9. Legal, Valid, Binding Obligation. Each of the Loan Documents and each agreement, certificate, document, instrument or other paper to which Borrower is a party, constitute the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

         4.10. Name. Borrower's exact legal name is as set forth at the end of this Agreement and Borrower has not used or been known by or is using any fictitious or other name or trade name or style, except as set forth on Schedule
4.10 hereto.

         4.11. Subsidiaries and Investments. Except as set forth on Schedule
4.11 hereto, Borrower has no Subsidiaries or Investments in any other Person.
Schedule 4.11 accurately sets forth the authorized capitalization and the number of issued and outstanding membership interests and/or shares of stock for the Borrower and each Subsidiary of Borrower.

         4.12. Financial Statements, No Change. The balance sheet of Borrower as of September 30, 1999 attached as Schedule 4.12 hereto was prepared in accordance with GAAP and fairly presents Brookwood's financial position as at the date thereof, after giving effect to the initial Loans to be made hereunder. Since the date thereof there has occurred no change that would have a Material Adverse Effect.

         4.13. Taxes. Borrower has made or filed all tax returns, reports and declarations relating to any material tax liability required by any jurisdiction to which it is subject (any tax liability which may result in a Lien on any Collateral, other than a Permitted Lien, being hereby deemed material); has paid all taxes shown or determined to be due thereon except those being contested in good faith; and has made adequate provision for the payment of all taxes so contested. The federal tax identification number of Borrower is set forth on
Schedule 4.13 hereto.

         4.14. Litigation. Except as set forth on Schedule 4.14 hereto, there is no action, suit, proceeding or investigation pending before or by any court or other governmental authority or, to Borrower's knowledge, threatened against or affecting (i) the Loan Documents or the transactions contemplated herein or (ii) the Borrower or any of Borrower's assets which, if determined adversely to Borrower, would have a Material Adverse Effect.

         4.15. Chief Executive Office. Borrower's chief executive office and the office where it keeps its books and records and records concerning its Accounts and other places of business or locations where it keeps, maintains, processes or stores its assets is set forth on Schedule 4.15 hereto. Borrower has no other place of business or place where assets are kept, maintained, processed or stored.

         4.16. ERISA. All Plans of Borrower are set forth on Schedule 4.16 hereto. Borrower, all Commonly Controlled Entities, and all their Plans are and have been in substantial compliance with the provisions of ERISA, the qualification requirements of IRC Section 401(a), and the published interpretations thereunder. No notice of intent to terminate a Plan has been filed under Section 4041 of ERISA, nor has any Plan been terminated under
Section 4041(e) of ERISA which resulted in substantial liability to Borrower or any of its Commonly Controlled Entities. The PBGC has not instituted proceedings to terminate, or appointed a trustee to administer, a Plan and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan. Neither Borrower nor any Commonly Controlled Entities would be liable for any amount pursuant to Sections 4063 or 4064 of ERISA if all Plans terminated as of the most recent valuation dates of such Plans. Neither Borrower nor any Commonly Controlled Entities has: withdrawn from a multi-employer Plan during a plan year for which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; or failed to make a payment to a Plan required under Section 302(f)(1) of ERISA such that security would have to be provided pursuant to Section 307 of ERISA. No lien upon the assets of Borrower has arisen with respect to a Plan. To the best knowledge of Borrower, no prohibited transaction or Reportable Event has occurred with respect to a Plan. Borrower and each Commonly Controlled Entity has made all contributions required to be made by them to any Plan or multi-employer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived.

         4.17. No Default. Neither Borrower nor any of Borrower's Subsidiaries is in default in any respect in the payment or performance of any of its Indebtedness for Borrowed Money or under any mortgage, deed of trust, indenture, lease, contract or other agreement or undertaking to which it is a party or by which it or any of its property may be bound or affected and no Default or Event of Default has occurred and is continuing. Neither Borrower nor any of Borrower's Subsidiaries is in default under any order, award or decree of any court, arbitrator or governmental authority binding upon or affecting it or by which any of its property may be bound or affected, and no such order, award or decree has or could reasonably be expected to have a Material Adverse Effect.

         4.18. No Burdensome Restrictions. Neither Borrower nor any of Borrower's Subsidiaries is a party to or bound by any contract, agreement or instrument or subject to any corporate restriction (including any restriction set forth in its Certificate of Incorporation or By-Laws) or order, award or decree of any court, arbitrator or governmental authority that would have a Material Adverse Effect.

         4.19. Regulation U; Etc. Neither Borrower nor any of Borrower's Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (within the respective meanings of each of the quoted terms under Regulations U, T, or X of the Board of Governors of the Federal Reserve System and any successors thereto as now and from time to time hereafter in effect), and no part of the proceeds of any Loan hereunder will be used for "purchasing" or "carrying" any "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U or Regulation G of the Federal Reserve Board.

         4.20. Investment Company Act, Etc. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, or a company "Controlled" (within the meaning of such Investment Company Act) by such an "investment company". Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or to any other federal or state statute or regulation limiting Borrower's ability to borrow money.

         4.21. Indebtedness. Except as set forth in Schedule 4.21, neither Borrower nor any of Borrower's Subsidiaries has Indebtedness of any type except Indebtedness incurred under this Agreement and that which is permitted under
Section 8.2 of this Agreement.

         4.22. Compliance with Laws. Except as set forth on Schedule 4.22 hereto, Borrower is in compliance in all material respects with all laws, rules and regulations, orders of court or other governmental bodies, applicable to it including, without limitation, all environmental, health and safety statutes and regulations and specifically the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Clean Air Act, the requirements and regulations of the Nuclear Regulatory Commission, the Federal Food, Drug and Cosmetic Act, and the Federal Occupational Safety and Health Act. Borrower is not subject to any judicial or administrative proceedings alleging the violation of any applicable law or regulation. Borrower, to the best of

Borrower's knowledge, is not the subject of any federal, state or local investigation regarding, among other matters, the release of any hazardous or toxic chemical, material, or substance or oil into the environment, the results of which could have a Material Adverse Effect. Borrower has not filed any notice under any applicable law indicating past or present treatment, storage, disposal, generation, transportation or reporting a spill or release into the environment of any hazardous or toxic chemical, material or substance or oil into the environment which could reasonably be expected to have a Material Adverse Effect on Borrower's financial condition business, prospects or the value of the Collateral. Neither Borrower nor, to the knowledge of Borrower, any other owner of any real property owned or used by or on behalf of Borrower or such other owner, has placed or disposed of, used, generated or transported any hazardous or toxic chemical, material or substance or oil, in violation of any applicable law or regulation, upon or over any of Borrower's real property and Borrower or such other owner, as the case may be, has no knowledge of such hazardous or toxic chemical, material or substance or oil on such real property.

         4.23. Contingent Liabilities. Except as set forth on Schedule 4.23 hereto, Borrower has no Contingent Liabilities.

         4.24. Bonds, Indemnities. Except as set forth on Schedule 4.24 hereto, Borrower is not obligated under any surety or similar bond, indemnity or other contract issued nor has Borrower entered into or any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

         4.25. Intellectual Property. Borrower owns or licenses the rights to intellectual property necessary or used in the operation of its businesses (the "Intellectual Property"). All of such Intellectual Property is listed on
Schedule 4.25 hereto. Except as set on Schedule 4.25, none of such Intellectual Property is subject to any license or agreement for use by any other Person.

         4.26. Leases. Schedule 4.26 hereto is a complete listing of all capital leases and operating leases of Borrower. All such leases are in full force and effect and no material default has occurred thereunder.

         4.27. Labor Contracts/Relations. Except as described in Schedule 4.27 hereto, Borrower is not a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

         4.28. Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrower or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially and adversely affect Borrower or prevent Borrower from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

         4.29. Capitalization.

                  (a) All of the issued and outstanding stock of Borrower is directly and beneficially owned and held by the Persons listed on Schedule 4.29 hereto and all of such stock has been duly authorized and is fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as set forth in Schedule 4.29.

                  (b) Borrower is solvent and will continue to be solvent after the creation of the Obligations, the security interests of Bank and the other transactions contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Borrower at a fair valuation and at their present fair salable value as part of a business going concern are, and will be, greater than the Indebtedness of Borrower, and including subordinated and contingent liabilities computed at the amount which, to the best of Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

         4.30. Real Property. All of the real property owned or leased by Borrower is listed on Schedule 4.30 (the "Real Property"). Borrower has good record and marketable title in fee simple to all owned Real Property, or a valid leasehold interest in all leased Real Property, free and clear of any and all Liens, except Permitted Liens, and all such Liens are set forth on Schedule 8.3.

         4.31. Accuracy of Information. All information furnished by or on behalf of Borrower in writing to Bank in connection with the Loan Documents and the transactions contemplated hereunder is true and correct in all material respects on the date of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Bank in writing.

         4.32. Software; Year 2000 Compliance. Borrower has taken all reasonable precautions to ensure that all its software, computer hardware equipment and systems acquired, purchased, leased or utilized by Borrower, are designed to be used prior to, during, and after the calendar year 2000 A.D., and without human intervention will, as of the date of this Agreement, correctly recognize, calculate, process, sequence, store and transmit date data without error or interruption, including leap years, and including errors or interruptions from functions which may involve date data from more than one century. Date calculations involving either a single century or multiple centuries will neither cause an, abnormal ending nor generate incorrect or unexpected results. When sorting by date, all records will be sorted in accurate sequence and, when the date is used as a key, records will be read and written in accurate sequence. As used in the previous sentence, accurate sequence means, by way of example, that records will be read, written, and sorted in ascending order so that the year 1999 is before the year 2000. All such software will calculate, process and display leap year information according to the following algorithm:
(a) leap year will have twenty-nine days in the month of February: and (b) a leap year occurs in all years divisible by 400 or, evenly divisible by 4 and not evenly divisible by 100. Borrower has taken all reasonable precautions to ensure that its software and is media will not contain any "computer viruses" or other harmful or destructive codes and will perform as required by Borrower's business and operations.

         4.33. Business Purpose of Loans. The Working Capital Revolving Credit Loans, the Equipment Revolving Credit Loans and the Acquisition Revolving Credit Loans, are loans for business and commercial purposes of Borrower.

5. BORROWER'S REPORTS AND NOTICES. Borrower will deliver to Bank:

         5.1. Monthly Reports. Within twenty (20) days after the end of each month, a Monthly Borrowing Base Certificate for each Borrower, executed by the president and/or chief financial officer of each respective Borrower, in the form attached as Exhibit D.

         5.2. [Intentionally Deleted]

         5.3. Annual Financial Statements. Annually, as soon as available but in any event within one hundred twenty (120) days after the last day of each fiscal year of Borrower, an audited consolidated and consolidating financial statement of Borrower including, without limitation, audited consolidated and consolidating balance sheets of Borrower as at the end of such year and audited consolidated and consolidating statements of income and retained earnings and of cash flow of Borrower prepared in accordance with GAAP accurately and fairly reflecting the results of its operations during such year prepared by and with an unqualified opinion thereon from Borrower's independent certified public accountants.

         5.4. Annual Financial Budgets. Annually, as soon as available but in any event prior to March 31 of each year, consolidated and consolidating financial projections and a management-prepared budget for Borrower on a monthly basis for each following year, with segment detail and explanation of key assumptions.

         5.5. Quarterly Financial Statements. As soon as available but in any event within forth-five (45) days after the end of such quarterly period, unaudited consolidated and consolidating financial statements, including, without limitation, consolidated and consolidating balance sheets and unaudited consolidated and consolidating income statements and retained earnings for the fiscal quarter and year to date and unaudited consolidated statements of cash flow of Borrower prepared in accordance with GAAP subject to year-end audit adjustments, certified as true and correct by Borrower's Chief Financial Officer, which quarterly statements shall compare actual period results with results for the same period for the prior year and with budget.

         5.6. Compliance Certificate. Simultaneously with the delivery of the financial statements described in Sections 5.3 and 5.5, a Compliance Certificate in the form of Exhibit E hereto, certified by the Chief Financial Officer of Brookwood, and setting forth in reasonable detail computations evidencing compliance with the covenants in Section 9, along with supporting schedules.

         5.7. Additional Information. Promptly, after reasonable notice thereof from Bank, such other information concerning Borrower, the Collateral, the operation of Borrower's business or its financial condition and copies of such governmental filings and other documentation as Bank may from time to time reasonably request;

         5.8. Notices. Immediately, notice of:

                  (a) any Default or Event of Default;

                  (b) the institution or commencement of any action, suit, proceeding or investigation against or affecting Borrower or any of its assets which, if determined adversely to Borrower, could result in judgment in excess of $100,000;

                  (c) any judgment, award, decree, order or determination relating thereto in an amount in excess of $100,000;

                  (d) the imposition or creation of any Lien against any asset of Borrower except in favor of Bank or Permitted Liens;

                  (e) any capital or operating lease to which Borrower becomes a party, together with a copy of each such lease, which requires payments in excess of $100,000 per annum;

                  (f) any Reportable Event, together with a statement of the Borrower's President or Chief Financial Officer as to the details thereof, and a copy of its notice thereof to the PBGC;

                  (g) any known release or potential release or threat of release of hazardous or toxic chemicals, materials or substances or oil from, on or onto any site owned or used by Borrower or the incurrence of any expense or loss in connection therewith, or upon Borrower's obtaining knowledge of the incurrence of any expense or loss by any governmental authority in connection with the containment or removal of any hazardous or toxic chemical, material or substance or oil for which expense or loss Borrower may be liable or potentially responsible; and

                  (h) any loss or destruction of Collateral or other assets, whether or not covered by insurance, if the value of such loss or destruction or of such Collateral affected exceeds $100,000;

         5.9. ERISA Notices. Immediately after receipt or filing, a copy of (i) any notice Borrower may receive from the PBGC relating to the PBGC's intention to terminate or appoint a trustee to administer any Plan and (ii) any report or notice relating to any Reportable Event which Borrower may file under ERISA with the PBGC, the Internal Revenue Service or the United States Department of Labor; and

         5.10. Taxes. If requested by Bank, within ten (10) days after the accrual in accordance with applicable law of Borrower's obligation to make deposits for F.I.C.A. and withholding taxes, evidence satisfactory to Bank that such deposits have been made as required.

6. BANK'S REPORTS. Periodically, Bank will render to Borrower statements of Borrower's loan account(s) with Bank hereunder, showing applicable credits and debits. Each statement shall be considered correct and, except for manifest error, to have been accepted by and conclusively binding upon Borrower as an account stated in respect of all charges, debits and credits of whatsoever nature contained therein under this Agreement, and the closing balance shown therein, unless Borrower notifies Bank in writing of any discrepancy within thirty (30) days from the date of any such statement.

7. BORROWER'S AFFIRMATIVE COVENANTS. Borrower agrees that it will at all times that any amount is unpaid on any Loan or any other Obligation or any commitment of Bank to make Loans is in effect:

         7.1. Legal Existence, Compliance with Laws. Preserve, renew and keep in full force and effect its legal existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted. Borrower shall preserve, renew and keep in full force and effect its qualification to do business in good standing in every state or location in which such qualification may be necessary by reason of the nature or location of its assets or operations.

         7.2. Insurance. (a) keep its properties insured against fire and other hazards (so called "All Risk" coverage) in amounts and with companies satisfactory to Bank to the same extent and covering such risks as is customary in the same or a similar business, but in no event in an amount less than the full insurable value thereof, which policies shall name Bank as additional insured and loss payee as its interest may appear, (b) maintain public liability coverage against claims for personal injuries or death and (c) maintain all worker's compensation, employment or similar insurance as may be required by applicable law. Such All Risk property and public liability insurance coverage shall provide for a minimum of thirty (30) days written cancellation notice to Bank (except that, if the basis for cancellation is non-payment of premiums, the minimum written cancellation notice may be ten (10) days). Borrower agrees to deliver copies of all of the aforesaid insurance policies to Bank. In the event of any loss or damage to any of Borrower's assets, including any Collateral securing the Loan, Borrower shall give immediate written notice to Bank and to Borrower's insurers of such loss or damage and shall promptly file proofs of loss with said insurers.

         7.3. Compliance with Contracts and Laws. Comply with its Certificate of Incorporation and By-Laws, all material contractual requirements by which it or any of its properties may be bound and all applicable laws, rules, regulations licenses, permits, approvals and orders of any federal, state or local governmental authority applicable to it (including, without limitation, ERISA and those relating to environmental protection and health and safety) other than contractual requirements or laws, rules or regulations the failure to comply with which cannot reasonably be expected to have a Material Adverse Effect.

         7.4. Business. Continue to engage in its business as now conducted, and maintain and preserve all of its properties reasonably necessary for the conduct thereof in good working order and condition, ordinary wear and tear excepted.

         7.5. Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or against it or its income or properties, or upon this Agreement or any notes evidencing Obligations, including, without limitation, taxes, assessments, charges or levies relating to real and personal property, the Collateral, franchises, income, unemployment, old age benefits, withholding, or sales or use, prior to the date on which penalties attach thereto, and all lawful claims (whether for any of the foregoing or otherwise) which, if unpaid, might give rise to a Lien upon any property of Borrower, except any of the foregoing which is being contested in good faith and by appropriate proceedings, for which Borrower has established and is maintaining adequate reserves, and as to which no Lien having priority over Bank's Liens arises. Borrower shall indemnify and hold harmless Bank with respect to the foregoing and agrees to pay Bank on demand the amount thereof and until paid by Borrower such amount shall be deemed to be added to the Obligations; provided that nothing contained herein shall be construed to require Borrower to pay any income taxes of Bank attributable to any amounts charged or paid to Bank hereunder. This indemnity shall survive the repayment of the Obligations.

         7.6. Deposit Accounts. Maintain its primary depository, operating and disbursement accounts at Bank.

         7.7. Accounts Covenants.

                  (a) Notify Bank immediately of: (i) any material delay in Borrower's performance of any of its obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement adjustment or compromise thereof, and (ii) all material adverse information relating to the financial condition of any account debtor. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Bank's consent, except in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed in writing to Bank. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Bank shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                  (b) Promptly report to Bank any return of Inventory by an account debtor having a sales price in excess of $100,000. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Bank's request, (i) hold the returned Inventory in trust for Bank, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Bank's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Bank's prior written consent.

         7.8. Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Bank, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Bank may request on or after an Event of Default, and promptly following such physical inventory shall supply Bank with a report in the form and with such specificity as may be reasonably satisfactory to Bank concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Bank, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Bank's request, Borrower shall, at its expense, as Bank may request on or after an Event of Default, deliver or cause to be delivered to Bank written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Bank and by an appraiser acceptable to Bank, addressed to Bank or upon which Bank is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) other than in the ordinary course of business as disclosed to Bank by Borrower from time to time, Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory; (h) Borrower shall keep the Inventory in good and marketable condition; and (i) Borrower shall not, without prior written notice to Bank, acquire or accept any Inventory on consignment or approval.

         7.9. Equipment Covenants. With respect to the Equipment: (a) upon Bank's request, Borrower shall, at its expense, at any time or times as Bank may request on or after an Event of Default, deliver or cause to be delivered to Bank written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Bank and by an appraiser acceptable to Bank; (b) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (e) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrower assumes all responsibility and liability arising from the use of the Equipment.

         8. BORROWER'S NEGATIVE COVENANTS. Borrower will not at any time that any amount is unpaid on any Loan or any other Obligation or any commitment of the Bank to make Loans to Borrower is in effect, except with the prior written consent of the Bank:

         8.1. Disposition of Assets. Sell, assign, exchange or otherwise dispose of any of its assets or of any stock or equity interests or Indebtedness of any other Person held by it or any interest therein to any other Person (except for (i) sales of Inventory in the ordinary course of Borrower's business; (ii) dispositions of obsolete or worn out Equipment or Equipment no longer used in its business; and (iii) sales of other Equipment, provided such Equipment is promptly replaced with Equipment of equal or greater value and utility to the Borrower).

         8.2. Indebtedness. Create, incur, assume or allow to exist any Indebtedness except: (i) Indebtedness owing to or held by Bank; (ii) unsecured Indebtedness of Borrower existing on the Closing Date and disclosed in the financial statements attached as Schedule 4.12, provided that none of such Indebtedness shall be renewed, extended or otherwise modified in any material respect; (iii) unsecured current liabilities (not the result of borrowing) incurred in the ordinary course of business and not overdue; (iv) Capital Leases and other purchase money financing of capital assets permitted under Section 8.3(vii); and (v) other Indebtedness incurred after the Closing Date with prior notice to and the consent of Bank.

         8.3. Liens. Create, permit to be created or suffer to exist any Lien upon any of the Collateral or any other property of Borrower, now owned or hereafter acquired, except: (i) landlords', carriers', warehousemen's, mechanics' and other similar Liens arising by operation of law in the ordinary course of Borrower's business; provided, however, that all such Liens shall be discharged or bonded off within sixty (60) days from the filing thereof; (ii) Liens arising out of pledge or deposits under worker's compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; (iii) Liens in favor of Bank; (iv) Liens for taxes (excluding any Lien imposed pursuant to any provision of ERISA) not yet due or which are being contested in good faith by appropriate proceedings and Borrower maintains appropriate reserves in respect thereto provided that in Bank's judgment such Lien does not adversely affect Bank's rights or the priority of Bank's Lien in the Collateral; (v) easements, rights of way, restrictions and other similar charges or Liens relating to real property and not interfering in a material way with the ordinary conduct of Borrower's business; (vi) Liens set forth on Schedule 8.3 hereto; (vii) Liens to secure purchase money financing of capital assets provided that the liens only secure payment of the Indebtedness so incurred and extend only to the capital asset purchased (collectively, "Permitted Liens").

         8.4. Distributions. Pay any Distributions or commit or agree to do so at any time without the prior written consent of Bank, excepting only, Brookwood payments to Hallwood for dividends and federal income taxes per quarterly calculations of fixed charge coverage, and only if such payments do not result in a default of any financial covenants herein.

         8.5. Loans. Make any loans or advances to any Person, including without limitation, Hallwood, any of any Borrower's members, directors, officers, employees, stockholders and Affiliates, except advances to employees with respect to expenses incurred by them in the ordinary course of their duties which are properly reimbursable by Borrower (not to exceed $50,000 in the aggregate during the term of this Agreement).

         8.6. Guaranties. Assume, guaranty, endorse or otherwise become directly or contingently liable in respect of (including, without limitation by way of agreement, contingent or otherwise, to purchase, provide funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss), any Indebtedness of any Person (except guaranties by endorsement of instruments for deposit or collection in the ordinary course of business and guaranties in favor of Bank).

         8.7. Investments. (i) Use any Loan proceeds to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or (ii) make any Investment in or otherwise purchase any stock, Indebtedness or securities of any Person except (x) readily marketable direct obligations of, or obligations guaranteed by, the United States of America or any agency thereof, or (y) time deposits with or certificates of deposit issued by Bank.

         8.8. Subsidiaries. Form or acquire any Subsidiary, excepting only a Subsidiary(ies) formed or acquired for the purpose of acquiring and/or operating the assets of Uzzi as contemplated hereby.

         8.9. Mergers and Acquisitions. Merge or consolidate with any Person, or sell, lease, transfer or otherwise dispose of all or any substantial part of its assets (whether in one or more transactions) or purchase or acquire all or substantially all of the assets of any Person other than the acquisition of the assets of Uzzi as contemplated hereby.

         8.10. Affiliates. Directly or indirectly, transfer, sell, lease, assign or otherwise dispose of any material assets to an Affiliate; purchase or acquire any assets from an Affiliate; enter into any management agreement, service or consulting agreement with an Affiliate or make any payment thereon; or enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guaranties or assumptions of obligations of an Affiliate); except, in each case, in the ordinary course of Borrower's business and pursuant to the reasonable requirements of the respective Borrower's business and upon fair and reasonable terms no less favorable to the Borrower as would be obtained by Borrower in a comparable arm's length commercial transaction with an independent non-Affiliated Person.

         8.11. Limitation on Use of Proceeds. Shall not permit any of the proceeds of the Loans to be used directly or indirectly for any purposes other than the purposes expressly set forth in this Agreement, or by any party other than Borrowers.

9. Financial Covenants. Borrower covenants and agrees that, as long as any amount is unpaid with respect to the Loans or any other Obligation, and while any commitment of Bank to make Loans is in effect, it will meet or exceed the following financial covenants tested quarterly, on a fully consolidated basis:

         9.1. Current Ratio. Borrower shall maintain a minimum Total Current Assets to Total Current Liabilities Ratio of 1.40:1,with outstanding balances of the Revolving Loans treated as current liabilities.

         9.2. Total Funded Debt to Total Capitalization . Borrower shall maintain its Total Funded Debt to no greater than 45% of its Total Capitalization.

         9.3 EBITDA to Total Fixed Charge Ratio. Borrower shall maintain a minimum EBITDA (trailing four quarters) to Total Fixed Charge Ratio of 1.10x. (Upon consummation of the Uzzi acquisition, the minimum EBITDA to Total Fixed Charge Ratio shall be 1.25x.)

10. ADDITIONAL COVENANTS AND ASSURANCES.

         10.1. No Overadvances. The amount of the Working Capital Revolving Credit Loans shall not at anytime exceed the Working Capital Revolving Credit Limit, the amount of the Equipment Revolving Credit Loans shall not at anytime exceed the Equipment Revolving Credit Limit, and the amount of the Acquisition Revolving Credit Loans shall not at anytime exceed the Acquisition Revolving Credit Limit, in effect, and Borrower shall immediately make such principal payments as may at any time be necessary to repay any such excess.

         10.2. Notice of Changes. Borrower will notify Bank, at least thirty
(30) days prior to any change in Borrower's legal name, any change in its place(s) of business or location(s) or Collateral as set forth in Section 4.15 or its establishment of any new place of business or location of its assets or office where its records concerning Accounts and other assets are kept.

         10.3. Additional Assurances. At Bank's request, Borrower at its expense will promptly and duly execute and deliver such documents and assurances and take such actions as may be reasonably necessary or desirable or as Bank may reasonably request in order to correct any defect, error or omission which may at any time be discovered or to more effectively carry out the intent and purpose of this Agreement and to establish, perfect and protect Bank's security interest, rights and remedies created or intended to be created hereunder. Without limiting the generality of the above, Borrower will join with Bank in executing financing and continuation statements pursuant to the Uniform Commercial Code or other notices appropriate under applicable Federal or state law in form reasonably satisfactory to Bank and filing the same in all public offices and jurisdictions wherever and whenever requested by Bank. Moreover, Borrower appoints Bank and its agents and designees, as Borrower's attorney-in-fact, to execute in Borrower's name and on Borrower's behalf any UCC financing statements or amendments thereto for any of the foregoing purposes, which power is coupled with an interest, and irrevocable, until all Obligations have been paid in full. Borrower releases Bank and its officers, employees, agents and designees from any liability arising from any act or acts in connection with such action(s) or in furtherance thereof, whether of admission or omission except to the extent arising from the Bank's willful misconduct or gross negligence.

         10.4. Additional Collateral Actions. Borrower shall obtain for each location that is not owned and controlled by Borrower an agreement in writing from the Person in possession of

Borrower's assets and/or the owner or operator of such premises, in form and substance satisfactory to Bank, acknowledging Bank's first priority security interest in the Collateral, waiving security interests and claims by such Person in the Collateral and permitting the Bank access to, and the right to remain on such premises, so as to exercise the Bank's rights and remedies and otherwise deal with the Collateral.

         10.5. Verification of Accounts. Bank may at any time in its own name or in the name of others communicate with account debtors in order to verify with them to Bank's satisfaction the existence, amount and terms of any Accounts and the absence of any reductions, discounts, defenses or offsets with respect thereto.

         10.6. Power of Attorney. Upon the occurrence and continuation of an Event of Default, Borrower does hereby make, constitute and appoint any officer or agent of Bank as Borrower's true and lawful attorney-in-fact, with full power of substitution: (a) to endorse the name of Borrower or any of its members, officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment (including under any policy of insurance on Collateral) or Collateral that may come into possession of Bank in full or part payment of any amounts owing to Bank; (b) to sign and endorse the name of Borrower or any of its officers or agents upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts, and any instruments or documents relating thereto or to Borrower's rights therein; (c) to give written notice to such offices and officials of the United States Postal Service to effect such change or changes of address so that all mail addressed to Borrower may be delivered directly to Bank; (d) to take any and all other actions necessary or appropriate to collect, compromise, settle, sell or otherwise deal with any or all of the Collateral or proceeds thereof, and (e) to obtain, adjust, settle and cancel any insurance referred to in Section 7.2; hereby granting to each said substitute full power to do any and all things necessary or appropriate to be done in and about the premises as fully and effectively as Borrower might or could do, and hereby ratifying all that any said attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

         10.7. Insurance Assignment. Upon the occurrence and continuation of an Event of Default, Borrower hereby assigns to Bank all sums, including without limitation, return of premiums, which may become payable under any and all of Borrower's policies of insurance and directs each insurance company issuing any such policy to make payment thereof directly to Bank.

         10.8. Government Accounts. If any Accounts arise from contracts with the United States or any department, agency or instrumentality thereof, Borrower will immediately notify Bank thereof and execute any instruments and take any steps requested by Bank in order that all monies due and to become due thereunder shall be assigned to Bank and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act.

         10.9. Payments by Bank. In its sole discretion, Bank may upon notice to Borrower and Borrower's failure within ten (10) business days to pay any of the following (or such lesser period of time if imposition of a Lien, loss of insurance or tax lien is imminent): (i) discharge taxes that Borrower fails to pay (except taxes being contested in good faith and by appropriate proceedings, for which Borrower has established and is maintaining appropriate reserves, and as to which no Lien having priority over Bank's Lien arises) and Liens levied or placed on Collateral; (ii) pay for insurance of Borrower that Borrower fails to pay or the maintenance and preservation thereof; or (iii) if Borrower shall fail to make deposits in respect of F.I.C.A. and withholding taxes referred to in Section 5.10, make such deposits or pay such taxes, in whole or in part, or set up such reserves as Bank shall in its sole discretion deem necessary in respect of Borrower's liability therefor. Any amount so paid, deposited or reserved for shall constitute a Revolving Loan for all purposes hereunder. Nothing herein shall be deemed to obligate Bank to do any of the foregoing and the making of any one or more such payments, deposits or reserves shall not constitute an agreement by Bank to take any further or similar action or a waiver of any right of Bank hereunder.

         10.10. Debits to Borrower's Accounts. In its sole discretion and without notice to Borrower, Bank may at any time or from time to time debit Borrower's account(s) at Bank in the amount of any Obligation or Obligations then due and payable by Borrower. Nothing herein shall be deemed to obligate Bank to do any of the foregoing and the making of any such debit shall not constitute an agreement by Bank to take any further or similar action or a waiver of any right of Bank hereunder. On or before the date hereof, Bank and Borrower shall execute an Automatic Electronic Fund Transfer Agreement ("AFT Agreement") by which Borrower has authorized Bank to electronically debit all payments due under the Notes from Borrower's designated account.

         10.11. Access to Records. Borrower will at all times keep accurate records of the Collateral and will permit Bank or its agents or representatives at Bank's election at any time during normal business hours from time to time in Bank's reasonable discretion, at Borrower's expense to visit Borrower's place(s) of business, without hindrance or delay, to inspect Collateral and examine check audit and make copies and abstracts from Borrower's records and books of account (including, without limitation, corporate minutes, and records, journals, orders, receipts and correspondence relating to Collateral, account debtors, transactions unrelated to collateral and Borrower's general financial condition, business and affairs); to remove any of such books and records temporarily for the purpose of having copies made; and to discuss with any of Borrower's appropriate members, directors, officers, accountants and other agents or representatives the Collateral and Borrower's general financial condition, business and affairs. In connection with such examinations by Bank or its representatives, Borrower shall pay Bank's examination fees plus such costs and expenses as may be reasonably incurred by Bank in connection therewith.

         10.12. License to Use Premises. Borrower hereby grants to Bank, for a term commencing on the Closing Date and continuing so long as any of the Obligations remain outstanding, at a rental of $1.00 for such entire term, the right to the use of all premises or places of business which Borrower now or hereafter may have and where any Collateral may be located for the purpose of exercising its rights and remedies hereunder to realize on the Collateral; provided that Bank agrees not to exercise such right unless and until an Event of Default occurs and is continuing.

         10.13. Instruments Evidencing Accounts. If any Accounts are at any time evidenced by promissory notes, trade acceptances or other instruments for the payment of money, Borrower will immediately deliver the same to Bank appropriately endorsed to Bank's order and, regardless of the form of such endorsement, Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto.

         10.14. Security Interest in Deposits; Set-off. Borrower hereby grants to Bank a lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of KeyCorp, or in transit to any of them. At any time that an Event of Default exists, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         10.15. No Bank Liability. Notwithstanding anything to the contrary set forth herein, Bank shall not have any obligation or liability under any Accounts or other Collateral arising out of this Agreement or Bank's exercise of its rights and remedies or Borrower's performance of its obligations hereunder, nor shall Bank have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it, or to file any claim or take any action to enforce the payment or performance of any portion of the Collateral. Beyond the safe custody thereof, Bank shall have no duty as to any Collateral in its or its nominee's possession or any income thereon, or as to the preservation of rights against other parties or otherwise.

         10.16. Transfer of Investment Property to Bank's Name. Bank may transfer Investment Property of the Borrower into its name or that of its nominee and may receive the income and any distributions' thereon and hold the same as Collateral for the Obligations, or apply the same to any defaulted Obligation, whether or not a Default or an Event of Default has occurred.

11. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default:

                  (a) failure by Borrower to pay any principal, interest or other amount due on account of the Loans, within fifteen (15) days of the date when due, including failure by Borrower to comply with the terms and conditions of its AFT Agreement; provided, however, that no Event of Default shall be created if Bank fails to electronically debit any payment due without fault of Borrower;

                  (b) failure by Borrower to perform or comply with the covenants set forth in Sections 8, 9 or 10 hereof.

                  (c) failure by Borrower to pay any payment Obligation other than those described in Section 11 (a) within fifteen (15) days of notice by Bank that such other payment Obligation is due;

                  (d) failure by Borrower to perform or discharge, observe or comply with any of its other covenants or agreements set forth herein or in the Loan Documents, or any other Obligation, within thirty (30) days of the date Borrower became aware of such failure or receives notice thereof from the Bank;

                  (e) any representation, warranty or statement of Borrower to Bank in connection with any Obligation (including, without limitation, any made in any document provided by Borrower under Section 5) is found to have been false or misleading in any material respect as of the time when made;

                  (f) occurrence of any event of default (subject to any applicable grace period) as defined in any other instrument evidencing or governing Indebtedness for Borrowed Money in excess of, in the aggregate, $100,000, of Borrower (other than Obligations) now or hereafter outstanding; or any event or condition which gives any holder or trustee of such Indebtedness for Borrowed Money the right to accelerate its maturity;

                  (g) Borrower's or any guarantor's or endorser's liquidation, termination, dissolution or ceasing to carry on actively any substantial part of its current business or the death of any guarantor or endorser;

                  (h) commencement by Borrower or any guarantor or endorser of a voluntary proceeding seeking relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its assets; or its consent to any of the foregoing in an involuntary proceeding against it; or Borrower or any guarantor or endorser shall generally not be paying its debts as they become due or admit in writing its inability to do so; or an assignment for the benefit of, or the offering to or entering into by, Borrower or any guarantor or endorser of any composition, extension, reorganization or other agreement or arrangement with, its creditors;

                  (i) commencement of an involuntary proceeding against Borrower or any guarantor or endorser seeking relief with respect to it or its debts under any bankruptcy, insolvency or other similar law, or seeking appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its assets, which proceeding is not dismissed or stayed within sixty (60) days,

                  (j) service upon Bank of a writ of levy or attachment, or naming Bank as trustee for Borrower, or of any other similar process of attachment which is not dismissed within thirty (30) days;

                  (k) entry of any judgment(s) against Borrower in an aggregate amount greater than $100,000 which are not covered by insurance (and for this purpose a judgment shall be deemed "covered by insurance" only if the insurance company has formally advised Borrower in writing that the judgment in its entirety is covered by insurance and no action is being taken to execute such judgment against any of Borrower's assets) and shall remain undischarged or unvacated for a period in excess of sixty (60) days or execution shall at any time not be effectively stayed;

                  (l) attachments of any Liens (other than a Permitted Lien) exceeding, in the aggregate, $100,000, upon property of Borrower not in favor of Bank without Bank's prior written consent which Lien is not discharged in thirty (30) days;

                  (m) entry of any court order which enjoins, restrains, or in any way prevents Borrower from conducting all or any substantial part of Borrower's business;

                  (n) any change in the controlling ownership of Borrower;

                  (o) any material loss, theft, damage or destruction to or of any asset(s) of Borrower not covered by insurance;

                  (p) reclamation or repossession constituting a Material Adverse Effect of any asset(s) of Borrower;

                  (q) the occurrence of any event having a Material Adverse Effect on Borrower;

                  (r) there shall occur and be continuing any Reportable Event which constitutes grounds for termination of or for appointment by a United States District Court of a trustee to administer any Plan; the PBGC shall institute proceedings to terminate or to appoint a trustee to administer any Plan; a United States District Court shall appoint a trustee to administer any Plan; or any Plan shall be terminated in circumstances giving rise to liabilities having a Material Adverse Effect on Borrower's financial condition; or

                  (s) termination of, failure to make any payment required under or any other default under any guaranty of or other instrument or agreement securing any of the Obligations.

                  Borrower acknowledges and agrees that each and every Event of Default described above shall be of equal weight and significance, and equally and fully shall allow Bank to exercise its rights and remedies hereunder. Borrower acknowledges and agrees that each such Event of Default has been a material inducement for Bank to enter into this Agreement and that Bank would be irreparably harmed if Bank, in any way, were unable to exercise its rights and remedies on the basis that certain Events of Default (for example, Events of Default not relating to payment) were of less weight or significance than certain other Events of Default (for example, Events of Default relating to payment).

12. BANK'S RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default:

         12.1. Exercise of Remedies. Bank may by notice to Borrower decline to make any or all further Revolving Loans hereunder and terminate all its commitments hereunder; Bank may by notice to Borrower accelerate the payment of all Obligations and demand payment thereof (provided that no such notice shall be required if the Event of Default is under Section 11(h) or (i)); Borrower's right to select pricing options under Section 2.4 shall cease; Bank may proceed to enforce payment of any of the foregoing and shall have and may exercise any and all rights under the UCC or which are afforded to Bank herein or otherwise; and all Obligations (including, without limitation, principal, past due interest, amounts payable under Section 12 or 13 or upon entry of any judgment) shall bear interest, payable on demand, at the Default Rate provided under
Section 2.10.

         12.2. Disposition of Collateral. Upon the occurrence of an Event of Default, Bank may notify account debtors that the Collateral has been assigned to Bank and that payments by such account debtors shall be made directly to Bank. At Bank's request, Borrower will notify any or all such debtors of such assignment, give instructions and/or indicate on billings to such debtors that their Accounts shall be paid to Bank and/or supply such debtors with a copy of this Agreement. Bank may sell, lease or otherwise dispose of and deliver any or all Collateral at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as Bank deems advisable in its sole discretion. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth herein at least ten (10) days before the time of sale or other disposition. Bank may be the purchaser at any such sale, if it is public, and in such event Bank shall have all rights of a good faith, bona fide purchaser for value from a secured party after default. The proceeds of any sale may be applied (in whatever order and manner Bank elects in its sole discretion) to all costs and expenses of sale (including, without limitation, reasonable attorneys' fees and disbursements) and to the payment of Obligations, and any remaining proceeds shall be applied in accordance with Article 9, Part 5 of the UCC. Borrower shall remain liable to Bank for any deficiency.

         12.3. Possession Following Event of Default. Bank will at any time following the occurrence of an Event of Default and during the continuation thereof have the right to take physical possession of the Collateral and to maintain such possession on Borrower's premises or to remove the Collateral or any part thereof to such other places as Bank may desire. If Bank exercises such right, Borrower shall at its sole expense upon Bank's request assemble the same and make it available to Bank at a place reasonably convenient to Bank. If any Inventory is in the possession or control of any of Borrower's agents or processors, Borrower shall, at Bank's request (before or after the occurrence of an Event of Default), notify them of Bank's security interest therein and, at Bank's request, instruct them to hold the same for Bank's account and subject to Bank's instructions. At any time following the occurrence of an Event of Default and during the continuation thereof, Bank shall have full power, in its own name or that of Borrower, to collect, endorse, compromise, settle, sell or otherwise deal with any or all of the Collateral or proceeds thereof.

13. EXPENSES; INDEMNIFICATION, ETC.

         13.1. Payment of Expenses. Borrower agrees to pay Bank on demand any and all costs, expenses, losses, claims, damages, liabilities, penalties, suits, judgments or disbursements of any nature (including, without limitation, reasonable attorneys' fees and disbursements and appraisal costs) which may be incurred by, imposed on or asserted against Bank in connection with: preparation of this Agreement, and all instruments and documents relating hereto; all other amendments, modifications or waivers hereof, appraisal fees and environmental assessment fees incurred in connection with this Agreement; taxes and other governmental charges payable by reason of this Agreement, documents and filings relating hereto and Collateral (excluding income and franchise taxes payable by Bank); exercise of Bank's rights with respect to Collateral or any guarantor or surety of Borrower; any exercise of Bank's right of acceleration; any enforcement, collection or other proceedings with respect to the Obligations or from any negotiations or other measures to preserve Bank's rights hereunder; any investigative, administrative or judicial proceeding (whether or not Bank is designated as a party thereto) relating to Borrower or the Obligations, relating to or arising out of this Agreement or any other transaction between the Bank and the Borrower or any obligor on the Obligations; or any bankruptcy, insolvency or other similar proceedings relating to Borrower.

         13.2. Indemnification. Borrower shall indemnify and hold Bank and each Participant and Assignee, and their directors, agents, employees and counsel, harmless from and against any, and shall pay on demand all, losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the delivery, enforcement, performance or administration of this Agreement, any other Loan Documents, or any undertaking or proceeding related to any of the hereby or otherwise or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Bank in satisfaction of indemnified matters under this Section. Borrower's obligation to make any payments to Bank under the foregoing indemnity shall be net of any collateral liquidation proceeds, eminent domain proceeds and insurance proceeds (not including, however, any tax benefits) actually received by Bank. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         13.3. Authority for Loan Requests. Bank shall be authorized to make Loans hereunder upon the oral (followed promptly by written confirmation) or written request in the name of Borrower by: the Person executing this Agreement on Borrower's behalf; any Person(s) from time to time holding the offices of President or Chief Financial Officer of Borrower, and such other Persons as Borrower may from time to time designate in appropriate documents delivered to Bank (including, without limitation, certificates of resolutions as requested by
Bank). All such Loans shall be conclusively deemed to have been authorized by Borrower and to have been made pursuant to duly authorized requests therefor on their behalf. Bank shall further be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person(s), and with respect to all legal matters shall be entitled to rely on advice of legal counsel.

         13.4. Exculpation. In the absence of willful misconduct taken or omitted in bad faith, or gross negligence, neither Bank nor any attorney-in-fact pursuant to Sections 10.3 or 10.6 shall be liable to Borrower or any other Person for any act or omission, any mistake of fact or any error of judgment in exercising any right or remedy granted herein.

         13.5. Collateral Secures Indemnification. Bank shall be entitled to retain Collateral or require substitution therefor to the extent required to assure Bank of satisfaction of Borrower's Obligations under this Section 13.

14. CONDITIONS PRECEDENT.

         14.1. Conditions to Initial Loans. Borrower acknowledges and agrees that the satisfaction of each of the following in a manner satisfactory to Bank is a condition precedent to the making of the Revolving Loans hereunder:

                  (a) Delivery of Documents. Borrower shall have delivered, or caused to be delivered to Bank all documents, instruments and agreements as Bank shall reasonably request in connection herewith, duly executed by all parties thereto and substance reasonably satisfactory to Bank and Bank's counsel, including but not limited to, the following:

                           (i) this Agreement, together with all Schedules and
                  Exhibits hereto;

                           (ii) the Working Capital Revolving Credit Note;

                           (iii) the Equipment Revolving Credit Note;

                           (iv) the Acquisition Revolving Credit Note;

                           (v) the Stock Pledge and Security Agreement
                  (Brookwood stock) executed by Hallwood;

                           (vi) the Intercreditor Agreement (Brookwood stock)
                  among Bank One N.A., First Bank of Texas, N.A., and Bank;

                           (vii) the Stock Pledge and Security Agreement (Kenyon
                  stock) executed by Brookwood;

                           (viii) the Stock Pledge and Security Agreement
                  (Laminating stock) executed by Brookwood;

                           (ix) Hallwood's Assignment Separate from Certificate,
                  with delivery of Brookwood stock certificate(s);

                           (x) Brookwood's Assignment Separate from Certificate,
                  with delivery of Kenyon stock certificate(s);

                           (xi) Brookwood's Assignment Separate from
                  Certificate, with delivery of Laminating stock certificate(s);

                           (xii) the UCC financing statements of Borrower;

                           (xiii) the terminations and other personal property
                  title clearing instruments;

                           (xiv) the Intercreditor Agreement among Bank and CIT
                  Group/Commercial Services, Inc.;

                           (xv) the Intercreditor Agreement among Bank and Banc
                  of America Commercial Corporation;

                           (xvi) Assignment of Credit Balances Agreement;

                           (xvii) Notice of Assignment (to CIT Group/Commercial
                  Services, Inc.)


                           (xviii) Notice of Assignment (to Banc of America
                  Commercial Corporation)

                           (xix) the landlord waivers and consents and similar
                  agreements from all owners and operators of locations at which Collateral is stored or maintained and not owned by Borrower;

                           (xx) the opinion letter of counsel to Borrower with
                  respect to the Intercreditor Agreements, the Loan Documents and security interest and liens of Bank with respect to the Collateral and such other matters as Bank may reasonably request;

                           (xxi) Incumbency Certificate of Borrower, with
                  authorizing resolutions, and certified copies of the Certificates of Incorporation, By-Laws, certificates of legal existence and good standing, and certificates of foreign good standing and qualification of Borrower;

                           (xxii) Environmental Indemnity Agreement;

                           (xxiii) UCC and tax lien searches satisfactory to the
                  Bank;

                           (xxiv) Commercial Property and Casualty (All-Risk)
                  and Commercial General Liability certificates naming Bank as additional insured and loss payee and containing non-cancellation provision without ten (10) days notice to Bank;

                           (xxv) the balance sheet attached hereto as Schedule
                  4.12;

                           (xxvi) an Officer's Certificate for Borrower in a
                  form acceptable to Bank;

                           (xxvii) Borrowing Base Certificate in the form of
                  Exhibit D hereto;

                           (xxviii) Compliance Certificate for Borrower, as of
                  the date of execution, in the form of Exhibit E hereto;

                           (xxix) Consent in writing from Hallwood, regarding
                  its agreement to limitations of Distributions from Brookwood;

                           (xxx) all such other documents and instruments as may
                  be required by the Bank in its reasonable discretion.

                  (b) Perfection of Security Interests. Borrower shall have taken, or caused to be taken, all action that Bank requests in order to create and perfect Bank's Liens in the Collateral in all jurisdictions designated by Bank and Bank shall have received evidence, satisfactory to Bank, thereof;

                  (c) Required Approvals. Bank shall have received certified copies of all consents or approvals of any governmental authority or other person or entity which are required in connection with the transactions contemplated by the Loan Documents;

                  (e) No Material Adverse Change. There shall not have occurred any material adverse change in Borrower's business, assets, operations, prospects and financial condition, taken as a whole, or in the value of the Collateral, since the date of the last financial statements provided to Bank and Bank shall have received certificates signed by Borrower to such effect;

                  (f) Proceedings. All proceedings to be taken in connection with the transactions contemplated by the Loan Documents and all documents contemplated in connection herewith, shall be satisfactory in form and substance to Bank and Bank's counsel; and

                  (g) Reimbursement of Fees and Costs. The Borrower shall have paid to Bank all expenses, costs and fees, including legal fees, appraisal fees and other costs, lien search fees, and filing fees incurred by the Bank relating to the preparation of this Agreement, the Loan Documents, all instruments and documents relating hereto, and the closing of the transactions contemplated thereby.

         14.2. Conditions Precedent to All Loans. Borrower acknowledges and agrees that each of the following shall be conditions precedent to Bank making any Loan or extension of credit hereunder:

                  (a) Representations and Warranties. Borrower's representations and warranties contained herein shall be true, correct and complete in all material respects on the date thereof;

                  (b) No Defaults or Events of Default. There shall exist no Default or Event of Default; and

                  (c) Reimbursement of Fees and Costs. The Borrower shall have paid to Bank, all expenses, costs and fees, including legal fees, appraisal fees and other costs, lien search fees, and filing fees incurred by the Bank in connection with any advance, Loan or extension of credit.

15. MISCELLANEOUS PROVISIONS.

         15.1. Notices. Unless otherwise specified herein, all notices hereunder shall be in writing directed to the addresses shown at the beginning of this Agreement. Written notices and communications shall be effective and shall be deemed received on the day when delivered by hand or sent by facsimile transmission; on the next day, if by commercial overnight courier; and on the third day, if by registered or certified mail, postage prepaid.

         15.2. No Waiver. No failure to exercise and no delay in exercising, on the part of Bank, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or remedy. Waiver by Bank of any right or remedy on any one occasion shall not be construed as a bar to or waiver thereof or of any other right or remedy on any future occasion. Without limiting the generality of the foregoing, Borrower expressly agrees that no failure by Bank to detect or to communicate with Borrower or take action in response to any failure by Borrower to perform or observe any Obligation shall operate as a waiver of any right or remedy of Bank. Any waivers by Bank must be in writing and no officer or employee of Bank is authorized to grant any oral waiver. Bank's rights and remedies hereunder, under any agreement or instrument supplemental hereto or under any other agreement or instrument, shall be cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         15.3. Assignment. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Bank and their respective heirs, legal representatives, successors and assigns; provided that Borrower may not assign or transfer any rights or Obligations hereunder without Bank's prior written consent. Bank shall have the unrestricted right at any time or from time to time, and without Borrower's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Bank shall deem necessary to effect the foregoing. In addition, at the request of Bank and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Bank has retained any of its rights and obligations hereunder following such assignment, to Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Bank in connection with such assignment and the payment by Assignee of the purchase price agreed to by Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Bank hereunder (and executed in connection herewith) to the extent that such rights and obligations have been assigned by Bank pursuant to the assignment documentation such Assignee, and Bank shall be released from its obligations hereunder and thereunder to a corresponding extent.

         15.4. Headings. The headings contained herein are for convenience only and shall not affect the construction hereof. If one or more provisions of this Agreement (or the application thereof) shall be invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not, to the fullest extent permitted by applicable law, invalidate or render illegal or unenforceable such provision (or its application) in any other jurisdiction or any other provision of this Agreement (or its application). This Agreement is the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or verbal communications or instruments relating thereof.

         15.5. Waiver of Remedies. Borrower acknowledges that the transactions contemplated hereby are commercial transactions and waives, to the fullest extent it may do so under applicable law, such rights as it may have or hereafter have to notices and/or hearings under applicable federal or state laws relating to exercise of any of Bank's rights, including, without limitation, the right to deprive Borrower of or affect Borrower's use, possession or enjoyment of property prior to rendition of a final judgment against Borrower.

         15.6. Pledge to Federal Reserve. Bank may at any time pledge all or any portion of its rights under the Loan Documents, including any portion of the Notes, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Bank from its obligations under any of the Loan Documents.

         15.7. Participations. Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in Bank's obligation to lend hereunder and/or any or all of the loans held by Bank hereunder. In the event of any such grant by Bank of a participating interest to a Participant, whether or not upon notice to Borrower, Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations hereunder. Bank may furnish any information concerning Borrower in its possession from time to time to prospective Assignees and Participants, provided that Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

         15.8. Replacement Notes. Upon receipt of an affidavit of any officer of Bank as to the loss, theft, destruction or mutilation of any of the Notes or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon the surrender and cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor. Bank agrees to indemnify Borrower for any double payment or increased liability caused by Bank's loss of any original Note.

16. GOVERNING LAW, JURISDICTION.

         16.1. Governing Law. This Agreement shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the State of Maine (without giving effect to its conflict of laws rules except as provided under the provisions of the Uniform Commercial Code with respect to the perfection and enforcement of security interests).

         16.2. Jurisdiction. Borrower irrevocably submits to the non-exclusive jurisdiction of any federal or state court sitting in the State of Maine, over any suit, action or proceeding arising out of or relating to this Agreement and agrees that such courts shall have exclusive jurisdiction over any suit, action or proceeding against Bank. Borrower irrevocably waives, to the fullest extent it may do so under applicable law, any objection it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.

         16.3. Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

17. CAUTION.

         Caution: Read Before Signing. Great effort has been spent to make sure that this Agreement fully and accurately documents the understanding between the parties. If you believe that you have an implicit or oral understanding or agreement not fully and accurately set forth in this Agreement, DO NOT SIGN IT.

         You should also understand that no officer or employee of the Bank has any authority to modify, alter or amend this Agreement orally. Rather, any and all changes would have to be put in writing and approved by appropriate officials at the Bank. If at some future date you believe that this Agreement needs to be changed in any respect, insist that the change be in writing and signed by an appropriate officer of the Bank; otherwise, misunderstandings might occur.

         Finally, all signatories to this Agreement are urged to have their own legal counsel review it on their behalf.

18. NOTICE.

         Under Maine law, no promise, contract or agreement to lend money, extend credit, forbear from collection of a debt, or make any other accommodation for the repayment of a debt for more than $250,000 may be enforced in court against the Bank unless the promise, contract or agreement is in writing and signed by the Bank. Accordingly, the Borrower cannot enforce any oral promise unless it is contained in any of the Loan Documents signed by the Bank, nor can any change, forbearance, or other accommodation relating to the Loans, this Agreement or any other Loan Documents be enforced unless it is in writing and signed by the Bank. Borrower also understands that all future promises, contracts or agreements of the Bank relating to any other transaction between Borrower and Bank cannot be enforced in court unless they are in writing and signed by the Bank.

19. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but all counterparts when joined together constituting but one and the same agreement.


             [The balance of this page is intentionally left blank]

         Executed as an instrument under seal on the date set forth above.

                                            BORROWER:

WITNESS:
                                            BROOKWOOD COMPANIES INCORPORATED


                                            By:
-------------------------                      -----------------------------
                                               Name: Duane O. Schmidt
                                               Title: Vice President Finance
                                                      Chief Financial Officer

WITNESS:
                                            KENYON INDUSTRIES, INC.


                                            By:
-------------------------                      -----------------------------
                                               Name: Duane O. Schmidt
                                               Title: Treasurer and Secretary

WITNESS:
                                            BROOKWOOD LAMINATING, INC.


                                            By:
-------------------------                      -----------------------------
                                               Name: Duane O. Schmidt
                                               Title: Treasurer and Secretary




                                            BANK:


WITNESS:                                    KEYBANK NATIONAL ASSOCIATION


                                            By:
-------------------------                      -----------------------------
                                               Name: Noel B. Graydon
                                               Title: Senior Vice President

                                   Schedule 3

                                    Contracts

         Wholesale Maturity Factoring Agreement dated July 17, 1992, between The CIT Group/Commercial Services, Inc. and Brookwood Companies Incorporated.

         Factoring Agreement dated August 24, 1993 between The CIT Group/Commercial Services, Inc. and Brookwood Companies Incorporated.

         Factoring Agreement (Wholesale) dated February 21, 1990, between Banc of America Commercial Corporation and Brookwood Companies Incorporated.

         Factoring Agreement (Wholesale) dated February 21, 1990, between Banc of America Commercial Corporation and First Performance Fabrics, Inc.

         Factoring Agreement (Wholesale) dated February 21, 1990, between Banc of America Commercial Corporation and Brookwood Roll Goods Incorporated.

         Factoring Agreement (Wholesale) dated February 21, 1990, between Banc of America Commercial Corporation and Kenyon Industries, Inc.

         Factoring Agreement (Export Receivables) dated February 20, 1991, between Banc of America Commercial Corporation and Brookwood Companies Incorporated.

         Factoring Agreement (Export Receivables) dated February 22, 1991, between Banc of America Commercial Corporation and First Performance Fabrics, Inc.

         Factoring Agreement (Export Receivables) dated February 20, 1991, between Banc of America Commercial Corporation and Brookwood Roll Goods Incorporated.

         Factoring Agreement (Export Receivables) dated February 20, 1991, between Banc of America Commercial Corporation and Kenyon Industries, Inc.

      KeyBank National Association/Brookwood Companies Incorporated, et al.


                                  Schedule 4.1
           States And Other Locations Where Authorized to do Business

                    BORROWER                         JURISDICTIONS WHERE
                                                  AUTHORIZED TO DO BUSINESS
     1.     Brookwood Companies Incorporated,       New York, Rhode Island,
            a Delaware Corporation                  New Jersey, California

     2.     Kenyon Industries, Inc.,                     Rhode Island
            a Delaware Corporation

     3.     Brookwood Laminating, Inc.,                  Rhode Island
            a Delaware Corporation

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 4.2
                                    Consents



                                 None Required.

      KeyBank National Association/Brookwood Companies Incorporated, et al.


                                  Schedule 4.10
                                      Name

                    BORROWER                            ASSUMED NAME
        1. Brookwood Companies Incorporated     Brookwood; Brookwood Roll Goods;
                                                First Performance Fabrics

        2. Kenyon Industries, Inc.              Kenyon; KDP INC.

        3. Brookwood Laminating, Inc.           [None]

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 4.11
                          Subsidiaries and Investments

            BORROWER              SUBSIDIARIES                    AUTHORIZED CAPITALIZATION      # OF SHARES OF ISSUED AND
                                                                                                     OUT-STANDING STOCK
1. Brookwood Companies            See below.                        Preferred 200,000                      130,000
   Incorporated                                                     Common 15,000,000                    10,000,000

2. Kenyon Industries, Inc.        None                                      3,000                           3,000

3. Brookwood Laminating,          None                                      3,000                            100
   Inc.


                                                                       NO. OF SHARES HELD/OWNED BY
                                                                       BROOKWOOD COMPANIES
                                                                       INCORPORATED
1. Brookwood Companies            Kenyon Industries, Inc.                       3,000
   Incorporated*
                                  Brookwood Laminating,                          100
                                  Inc.


*Brookwood plans to form a subsidiary(ies) to acquire and/or operate the business and assets of Uzzi.

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 4.12

                         Financial Statements; No Change

Attached hereto is Balance Sheet of Borrower as of September 30, 1999 and 1998.

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 4.13
                                      Taxes


            BORROWER                            TAX I.D. NO.
      1. Brookwood Companies                    22-295 8309
         Incorporated

      2. Kenyon Industries, Inc.                22-295 8305

      3. Brookwood Laminating, Inc.             05-048 6843

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 4.14
                                   Litigation




                                      None

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 4.15
                     Chief Executive Office of Each Borrower



                   BORROWER                                OFFICES
        1. Brookwood Companies Incorporated       232 Madison Avenue, 10th Floor
                                                  New York, NY  10016

           Building 14 Warehouse                  36 Sherman Avenue
                                                  Kenyon, RI 02836

           Roll  Goods Warehouse                  445 West Walnut Street
                                                  Gardena, CA  90248

           Books and Records                      36 Sherman Avenue
                                                  Kenyon, RI  02836

        2. Kenyon Industries, Inc.                36 Sherman Avenue
                                                  Kenyon, RI 02836

        3. Brookwood Laminating, Inc.             1425 Kingstown Road
                                                  Peace Dale, RI  02883

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 4.16
                                      ERISA




1. Textile Workers Pension Fund National Plan Sub-Fund

2. Textile Workers Pension Fund National Plus Plan

3. Brookwood Companies Incorporated Tax Favored Savings Plan

      KeyBank National Association/Brookwood Companies Incorporated, et al.


                                  Schedule 4.21
                                  Indebtedness

THE BANK OF NEW YORK
ONE WALL STREET, 22ND FLOOR
NEW YORK, NEW YORK 10286

Amount            Date Due                  Reference No.
------            --------                  -------------
$32,593.54        1/07/00                   Bankers Acceptance/Letter of Credit
                                            No.  00142029

$ 9,204.00        1/10/00                   Bankers Acceptance/Letter of Credit
                                            No. 00142052

$31,173.05        1/24/00                   Bankers Acceptance No. 00142030

$27,608.68        2/3/00                    Bankers Acceptance No. 00142029(b)


KEYBANK NATIONAL ASSOCIATION
ONE CANAL PLAZA
PORTLAND, ME  04101

Amount            Date Due                  Reference No.
------            --------                  -------------
$49,855.00                                  Letter of Credit No. NIL 994694

$23,250.00                                  Letter of Credit No. NIL 994693

Contingent Payable

$51,907.14        Due 1/29/00               Bill of Exchange for Documents
                                            accepted No. ICE 71654

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 4.22
                              Compliance with Laws

                              Environmental Matters

         1. Notice of Violation #R10-177. Kenyon Industries, Inc. ("Kenyon") is presently the subject of a Notice of Violation issued by the Rhode Island Department of Environmental Management for wastewater treatment violations. Kenyon is diligently pursuing the terms and conditions of a Consent Agreement entered into to settle the Notice of Violation and order by way of adhering to the modified order of Approval dated July 21, 1997.

         2. The Rose Hill Superfund site in South Kingstown, Rhode Island names Kenyon's predecessor, Kenyon Piece and Dye, as a Potentially Responsible Party. Kenyon Industries, Inc. (a Delaware corporation) may be a potential party in the event the United States Government, State or other Potentially Responsible parties choose to bring Kenyon in as a successor in interest.

         3. The Department of Health ("DOH") has issued a Notice of Violation for drinking water contamination. The Kenyon facility and a small number of private homes supplied by the Kenyon wells must use bottled water. Kenyon is complying with this request. The long-term resolution to this problem remains open.

         4. Amended Letter of Responsibility, Case No. 99-021, dated September 20, 1999. Brookwood Companies, Inc. d/b/a Kenyon industries received an amended letter of Responsibility from the Rhode Island Department of Environmental Management dated September 20, 1999 alleging that the corporation is a "responsible party" under the rules and regulation for the investigation or remediation of hazardous materials. This Letter of Responsibility also requires the company to undertake certain investigative studies at the site located at Sherman Avenue, Charlestown, Rhode Island. The corporation is complying with this request and has engaged environmental consultants to that end.

         5. Rhode Island Department of Health Notice of Violation. Kenyon received a February 16, 1999 Notice of Violation from the Rhode Island Department of Health for the property at 37 Sherman Avenue in Richmond, Rhode Island based on the presence of lead exposure hazards disclosed during the January 18, 1999 inspection. Kenyon is diligently pursuing compliance and has been in contact with the Department of Health on a periodic basis. Kenyon is considering demolition of the subject property, which would obviate the need to do the work requested in the Notice of Violation.

         6. OSHA has investigated an accident on November 11, 1999 and will probably issue a citation. It is expected that any possible fine will not exceed $10,000.

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 4.23
                             Contingent Liabilities

                         See Schedule 4.21 Indebtedness

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 4.24
                               Bonds, Indemnities




                                      None

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 4.25
                              Intellectual Property


Trademark
---------
         ECO-KOTE                   Reg. No. 1,899,506                 June 13, 1995

         CYCLED PREMIER             Reg. No. 2,070,551                 June 10, 1997

         ENVIRO-KOTE                Reg. No. 1,960,695                 March 5, 1996

         STORM-TECH                 Reg. No. 2,076,074                 July 1, 1997

         WEATHER TEK                Reg. No. 2,074,394                 June 24, 1997

         HYDRO-TEX                  Reg. No. 2084932                   July 29, 1997



         Patent Application pending:

         Breathable Waterproof Laminate App. No. 60/099,446

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 4.26
                                     Leases


      LESSOR                      LEASED ITEM                MONTHLY PAYMENT              EXPIRATION
      ------                      -----------                ---------------              ----------
Dashal Madison LLC              10th Floor                      $12,187.02                  8/31/06
                                222 Madison Avenue
                                New York, NY

Peacedale Mill Associates       49,390 Sq. Ft.                  $16,424.97                 12/31/00

Quagletti Family Trust          Warehouse Building               $7,217.45                  4/30/01
                                445 West Walnut St.                                   (2-year renewal option)
                                Gardena, CA  90248

Woon  P. Ma                     Apt. 9H                          $1,600.00                 12/19/00
                                415 East 37th St.
                                New York, NY

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 4.27
                            Labor Contracts/Relations

Agreement between Kenyon Industries, Inc. and Union of Needletrades, Industrial and Textile Employees dated February 28, 1998.

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 4.29

                                 Capitalization


Brookwood Companies Incorporated    100% of issued and outstanding stock is owned by
                                    The Hallwood Group Incorporated, which issued
                                    and outstanding stock is subject to that certain
                                    Intercreditor Agreement of even date by and among
                                    Bank, Bank One N.A., and First Bank Texas N.A.

Kenyon Industries, Inc.             100% of the issued and outstanding stock is owned by
                                    Brookwood Companies Incorporated.

Brookwood Laminating, Inc.          100% of the issued and outstanding stock is owned by
                                    Brookwood Companies Incorporated.

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 4.30
                                  Real Property


                               Real Property Owned


Town                         Map                Description
Charlestown, RI            029-006          N/S South County Trail
                           029-007          10 Sherman Avenue
                           029-008          Arnold Lot
                           029-014          Hutchins Place
                           028-167          Clarke Land

Richmond, RI               10E-12           36 Sherman Avenue (factory)
                           10E-12-13C       Parking Lot and right of way
                           10E-11           Sherman Avenue
                           10E-12           37 Sherman Avenue (post office)
                           10E-10           48 Sherman Avenue (residence)
                           10E-4            1 Lewiston Avenue (13 acres)
                           10E-42           Lewiston Avenue (barn)



                              Real Property Leased

                   For leased space see Schedule 4.26, Leases

      KeyBank National Association/Brookwood Companies Incorporated, et al.

                                  Schedule 8.3
                                      Liens


1. Factors' Liens as reported by CT Corporation System in Search Reports dated November 22, 1999, November 23, 1999 and November 29,1999:

CIT Group/Commercial Services , Inc.
CIT Group/Commercial Services, Inc. (as successor in interest to Heller Financial, Inc.)
Banc of America Commercial Corporation

2. Federal Tax Lien as reported by CT Corporation System:

         August 5, 1991 No. 166775 Internal Revenue Service $5,749.02


Borrower has represented and warranted that the Federal Tax Lien set forth above shall be discharged and released, with written evidence of such discharge and release, in form and substance satisfactory to Bank, to be provided to Bank within thirty (30) days of this Agreement, unless extended in writing by Bank.

                                    EXHIBIT A
                          KEYBANK NATIONAL ASSOCIATION
                              Revolving Credit Note
                                                             December ___, 1999
$17,000,000.00                                               Portland, Maine

         The undersigned (collectively, the "Borrower"), for value received, hereby promise to pay to KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), or order, on or before December __, 2002, the principal amount of SEVENTEEN MILLION DOLLARS ($17,000,000.00) (the "Working Capital Revolving Credit Limit"), or such lesser amount as may, at the maturity hereof, whether by declaration, acceleration or otherwise, be the aggregate unpaid principal amount of all Working Capital Revolving Credit Loans made by the Bank to the Borrower pursuant to the Loan Agreement referred to below.

         This Note shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount hereof at the rate or rates per annum specified in the Loan Agreement referred to below, payable monthly in arrears on the first Business Day of each month commencing on January 1, 2000 (Except as to LIBOR Loans having an Interest Period of 180 days, which shall be payable on the last Business Day of every third month of said Interest Period and on the last day of said Interest Period; otherwise, LIBOR loans are payable on the last day of the applicable Interest Period), and at maturity (whether by declaration, acceleration or otherwise); provided that during the continuance of any Event of Default, at the election of the Bank, the Borrower shall pay the holder of this Note, on demand by such holder, interest on the unpaid and overdue principal of and (to the extent permitted by law) on the unpaid interest on this Note at a rate per annum equal to the Default Rate; and provided further that in no event shall the amount contracted for and agreed to be paid by the Borrower as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto.

         This Note evidences a loan or loans under, and is expressly subject to the provisions of, a certain Revolving Credit Loan and Security Agreement dated as of December __, 1999 (as amended from time to time, the "Loan Agreement") by and between the Borrower and the Bank. The holder of this Note is entitled to the benefits of the Loan Agreement, and to the benefits of the other Loan Documents referred to therein. Neither this reference to such Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note as otherwise provided herein. All payments of principal of and interest on this Note shall be payable in immediately available funds at the address of the Bank set forth in the Loan Agreement without deduction, setoff or counterclaim. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Loan Agreement.

         This Note is subject to prepayment in whole or in part and to acceleration on Default at the times and in the manner specified in the Loan Agreement. The maker and all endorsers of this Note hereby waive presentment demand, notice, protest, notice of intent to accelerate, notice to accelerate, and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. In case of an Event of Default including, without limitation, a Default in the payment of any principal of or interest on this Note, the Borrower will pay to the Bank such further amount as shall be sufficient to cover the cost and expense of collection including, without limitation, reasonable attorneys' fees, expenses and disbursements.

         The Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of KeyCorp, or in transit to any of them. At any time that an Event of Default exists, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         This Note shall be construed in accordance with and governed by the internal laws of the State of Maine (without giving effect to conflicts of laws principles) and is executed as a sealed instrument as of the date first above written.

                                      WITNESS: BROOKWOOD COMPANIES
                                   INCORPORATED


                                      By:
----------------------------             -----------------------------------
                                         Name: Duane O. Schmidt
                                         Title: Vice President Finance
                                                Chief Financial Officer
WITNESS:
                                      KENYON INDUSTRIES, INC.


                                      By:
----------------------------             -----------------------------------
                                         Name: Duane O. Schmidt
                                         Title: Treasurer and Secretary
WITNESS:
                                      BROOKWOOD LAMINATING, INC.


                                      By:
----------------------------             -----------------------------------
                                         Name: Duane O. Schmidt
                                         Title: Treasurer and Secretary

                                    EXHIBIT B
                          KEYBANK NATIONAL ASSOCIATION
                              Revolving Credit Note

                                                                [date]
$[amount]                                                       Portland, Maine

          The undersigned (collectively, the "Borrower"), for value received, hereby promise to pay to KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), or order, on or before ______________, a maturity date five years from the date hereof, the principal amount of ____________ DOLLARS ($___________.00), or such lesser amount as may, at the maturity hereof, whether by declaration, acceleration or otherwise, be the aggregate unpaid principal amount of the Equipment Revolving Credit Loan made by the Bank to the Borrower pursuant to the Loan Agreement referred to below.

         This Note shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount hereof at the rate or rates per annum specified in the Loan Agreement referred to below. Commencing on _________________, and on the 1st Business Day of each month thereafter, Borrower agrees to pay to Bank fixed monthly payments of principal, based upon a standard five-year amortization schedule, in the amount of $____________, plus accrued interest, until and including the maturity (whether by declaration, acceleration or otherwise). During the continuance of any Event of Default, at the election of the Bank, the Borrower shall pay the holder of this Note on demand by such holder, interest on the unpaid and overdue principal of and (to the extent permitted by law) on the unpaid interest on this Note at a rate per annum equal to the Default Rate; and provided further that in no event shall the amount contracted for and agreed to be paid by the Borrower as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto.

         This Note evidences a loan or loans under, and is expressly subject to the provisions of, a certain Revolving Credit Loan and Security Agreement dated as of December __, 1999 (as amended from time to time, the "Loan Agreement") by and between the Borrower and the Bank. The holder of this Note is entitled to the benefits of the Loan Agreement, and to the benefits of the other Loan Documents referred to therein. Neither this reference or such Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note as otherwise provided herein. All payments of principal of and interest on this Note shall be payable in immediately available funds at the address of the Bank set forth in the Loan Agreement without deduction, setoff or counterclaim. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Loan Agreement.

         This Note is subject to prepayment in whole or in part and to acceleration on Default at times and in the manner specified in the Loan Agreement. The maker and all endorsers of this Note hereby waive presentment, demand, notice, protest, notice of intent to accelerate, notice to accelerate, and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. In case of an Event of Default including, without limitation, a Default in the payment of any principal of or interest on this Note, the Borrower will pay to the Bank such further amount as shall be sufficient to cover the cost and expense of collection including, without limitation, reasonable attorneys' fees, expenses and disbursements.

         The Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of KeyCorp, or in transit to any of them. At any time that an Event of Default exists, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         This Note shall be construed in accordance with and governed by the internal laws of the State of Maine (without giving effect to conflicts of laws principles) and is executed as a sealed instrument as of the date first above written.

WITNESS:
                                      BROOKWOOD COMPANIES INCORPORATED


                                      By:
----------------------------             -----------------------------------
                                         Name:
                                         Title:

WITNESS:
                                      KENYON INDUSTRIES, INC.


                                      By:
----------------------------             -----------------------------------
                                         Name:
                                         Title:

WITNESS:
                                      BROOKWOOD LAMINATING, INC.


                                      By:
----------------------------             -----------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT C
                          KEYBANK NATIONAL ASSOCIATION
                              Revolving Credit Note

                                                              December __, 1999
$2,000,000.00                                                 Portland, Maine

         The undersigned (collectively, the "Borrower"), for value received, hereby promise to pay to KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), or order, on or before December __, 2002, the principal amount of TWO MILLION DOLLARS ($2,000,000.00) (the "Acquisition Revolving Credit Limit"), or such lesser amount as may, at the maturity hereof, whether by declaration, acceleration or otherwise, be the aggregate unpaid principal amount of all Acquisition Revolving Credit Loans made by the Bank to the Borrower pursuant to the Loan Agreement referred to below.

         This Note shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount hereof at the rate or rates per annum specified in the Loan Agreement referred to below, payable monthly in arrears on the first Business Day of each month commencing on January 1, 2000 (Except as to LIBOR Loans having an Interest Period of 180 days, which shall be payable on the last Business Day of every third month of said Interest Period and on the last day of said Interest Period; otherwise, LIBOR loans are payable on the last day of the applicable Interest Period), and at maturity (whether by declaration, acceleration or otherwise); provided that during the continuance of any Event of Default, at the election of the Bank, the Borrower shall pay the holder of this Note, on demand by such holder, interest on the unpaid and overdue principal of and (to the extent permitted by law) on the unpaid interest on this Note at a rate per annum equal to the Default Rate; and provided further that in no event shall the amount contracted for and agreed to be paid by the Borrower as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto.

         This Note evidences a loan or loans under, and is expressly subject to the provisions of, a certain Revolving Credit Loan and Security Agreement dated as of December __, 1999 (as amended from time to time, the "Loan Agreement") by and between the Borrower and the Bank. The holder of this Note is entitled to the benefits of the Loan Agreement, and to the benefits of the other Loan Documents referred to therein. Neither this reference to such Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note as otherwise provided herein. All payments of principal of and interest on this Note shall be payable in immediately available funds at the address of the Bank set forth in the Loan Agreement without deduction, setoff or counterclaim. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Loan Agreement.

         This Note is subject to prepayment in whole or in part and to acceleration on Default at the times and in the manner specified in the Loan Agreement. The maker and all endorsers of this Note hereby waive presentment demand, notice, protest, notice of intent to accelerate, notice to accelerate, and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. In case of an Event of Default including, without limitation, a Default in the payment of any principal of or interest on this Note, the Borrower will pay to the Bank such further amount as shall be sufficient to cover the cost and expense of collection including, without limitation, reasonable attorneys' fees, expenses and disbursements.

         The Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of KeyCorp, or in transit to any of them. At any time that an Event of Default exists, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         This Note shall be construed in accordance with and governed by the internal laws of the State of Maine (without giving effect to conflicts of laws principles) and is executed as a sealed instrument as of the date first above written.

WITNESS:
                                      BROOKWOOD COMPANIES INCORPORATED


                                      By:
----------------------------             -----------------------------------
                                         Name: Duane O. Schmidt
                                         Title: Vice President Finance
                                                Chief Financial Officer

WITNESS:
                                      KENYON INDUSTRIES, INC.


                                      By:
----------------------------             -----------------------------------
                                         Name: Duane O. Schmidt
                                         Title: Treasurer and Secretary

WITNESS:
                                      BROOKWOOD LAMINATING, INC.


                                      By:
----------------------------             -----------------------------------
                                         Name: Duane O. Schmidt
                                         Title: Treasurer and Secretary

                                    EXHIBIT D
                          KEYBANK NATIONAL ASSOCIATION
                     ONE CANAL PLAZA, PORTLAND, MAINE 04101
                               FAX (207) 874-7739
                           BORROWING BASE CERTIFICATE

In furtherance of the requirements of the Revolving Credit Loan and Security Agreement dated as of December __, 1999 ("Agreement") by and among Brookwood Companies Incorporated, Kenyon Industries, Inc., Brookwood Laminating, Inc. and KeyBank National Association, the undersigned certifies that, as of the close of business on _______________, the following computations are true and correct:



Borrowing Base is defined in the Agreement.

Maximum Credit Available:  $17,000,000


WORKING CAPITAL REVOLVER:
-------------------------
                                  AMOUNT        PERCENT         TOTAL
DUE FROM FACTORS
     BROOKWOOD COMPANIES
                            ------------------
     UZZI
                            ------------------

                   TOTAL                          90%     $
                            ------------------            ------------------

ELIGIBLE RECEIVABLES (<60
DAYS)
     BROOKWOOD COMPANIES                          80%     $
                            ------------------            ------------------
     UZZI                         NONE

FINISHED ROLL GOODS
INVENTORY                                         50%     $
                            ------------------            ------------------

ORDERLY LIQUIDATION VALUE
OF                                                70%     $
                            ------------------            ------------------
EQUIPMENT PER APPRAISAL

    GROSS W/C REVOLVER
        AVAILABILITY                             $
                                                  ----------------------------
LESS:
ACQUISITION REVOLVER OUTSTANDING                 $
                                                  ----------------------------
(RESERVE AS CALCULATED BELOW)

      NET W/C REVOLVER AVAILABILITY              $
                                                  ----------------------------

ACQUISITION REVOLVER:
---------------------

INITIAL DRAW AMOUNT FOR PURCHASE (UP TO $1,000,000)                                     $
                                                                                        -----------------
START UP COSTS FOR EACH STORE:           AMOUNT         PERCENT                         ACTUAL DRAW
                                                                                        AMOUNT
                                 #1                       50%                           $
                                    ------------------            ------------------    -----------------
                                 #2                       50%                           $
                                    ------------------            ------------------    -----------------
                                 #3                       50%                           $
                                    ------------------            ------------------    -----------------
                                 #4                       50%                           $
                                    ------------------            ------------------    -----------------

                                    ACQUISITION REVOLVER OUTSTANDING:               $
                                                                                    ---------------------


The undersigned, authorized to act and acting for and on behalf of Brookwood Companies Incorporated hereby certifies that the foregoing Borrowing Base Certificate is true and correct to the best of his/her knowledge.

Date:                               Authorized Signature:
     -------------------                                 -----------------------
                             Name:

                             Title: Vice President Finance and Chief
                                    Financial Officer
                                    Brookwood Companies Incorporated



The undersigned, authorized to act and acting for and on behalf of Kenyon Industries, Inc. hereby certifies that the foregoing Borrowing Base Certificate is true and correct to the best of his/her knowledge.

Date:                               Authorized Signature:
     -------------------                                 -----------------------
                                    Name:

                                    Title: Treasurer and Secretary
                                           Kenyon Industries, Inc.

The undersigned, authorized to act and acting for and on behalf of Brookwood Laminating, Inc. hereby certifies that the foregoing Borrowing Base Certificate is true and correct to the best of his/her knowledge.



Date:                               Authorized Signature:
     -------------------                                 -----------------------
                                    Name:

                                    Title: Treasurer and Secretary
                                           Brookwood Laminating, Inc.

                                    EXHIBIT E
                        BROOKWOOD COMPANIES INCORPORATED
                             KENYON INDUSTRIES, INC.
                           BROOKWOOD LAMINATING, INC.
                             Compliance Certificate


         The undersigned, Duane O. Schmidt, Vice President and Chief Financial Officer of Brookwood Companies Incorporated, the Treasurer and Secretary of Kenyon Industries, Inc., and the Treasurer and Secretary of Brookwood Laminating, Inc. (the "Borrower"), hereby certifies on behalf of the Borrower as of the date hereof the following:

1. No Defaults. I have read a copy of the Revolving Credit Loan and Security Agreement dated December 22, 1999 (the "Loan Agreement") between the Borrower and KeyBank National Association ("Bank"). Terms used herein and not otherwise defined herein shall have the meanings set forth in Section I of the Loan Agreement. The Borrower is not in default in the performance or observance of any of the covenants, terms or provisions of the Loan Agreement or any of the other Loan Documents. Attached hereto as Appendix I are all relevant calculations needed to determine whether the Borrower is in compliance with Section 9 of the Loan Agreement.

2. No Material Changes, Etc. Except as disclosed on Appendix II hereto, since ________________ [Date of most recent financial statements furnished to the Bank], there have occurred no materially adverse changes in the financial condition or business of the Borrower as shown on or reflected in the balance sheet of the Borrower as at such date other than (a) changes in the ordinary course of business that have not had any materially adverse effect, either individually or in the aggregate, on the business or financial condition of the Borrower, and
         (b) changes resulting from the making of the Loan and the transactions contemplated by the Loan Agreement.

3. No Materially Adverse Contracts, Etc. The Borrower is not subject to any charter, organizational, or other legal restriction, or any judgment, decree, order, rule or regulation, that has or is expected, in the reasonable judgment of the Borrower's members, managers, officers and directors, in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower. The Borrower is not a party to any contract or ,agreement that has or is expected, in the reasonable judgment of the Borrower's officers and directors, to have any materially adverse effect on the business, assets of financial condition of the Borrower.

Date:                                     BROOKWOOD COMPANIES
                                          INCORPORATED


                                          By:
                                              ------------------------------
                                              Name: Duane O. Schmidt
                                              Title: Vice President Finance
                                                     Chief Financial Officer

                                          KENYON INDUSTRIES, INC.

                                          By:
                                              ------------------------------
                                              Name: Duane O. Schmidt
                                              Title: Treasurer and Secretary

                                          BROOKWOOD LAMINATING, INC.

                                          By:
                                              ------------------------------
                                              Name: Duane O. Schmidt
                                              Title: Treasurer and Secretary

                                   APPENDIX I
                        BROOKWOOD COMPANIES INCORPORATED
                             KENYON INDUSTRIES, INC.
                           BROOKWOOD LAMINATING, INC.

      LENDING REVOLVING CREDIT LOAN AND SECURITY AGREEMENT (DATED AS OF DECEMBER
                          __, 1999) WITH KEYBANK, N.A.

                             COMPLIANCE CERTIFICATE
                        For the Period Ended: __________

All covenants applying to Brookwood Companies Incorporated, Inc. and its subsidiaries are on a fully consolidated basis.


                             QUARTERLY CURRENT RATIO

Current Assets
                                                              ---------------
                  DIVIDED BY:
Current Liabilities*
                                                              ---------------
       *Revolving Lines treated as current
       liability.                                       =
                                                              ---------------

      MINIMUM REQUIRED:                  1.40X             COMPLIANCE: ___Y ___N


               QUARTERLY TOTAL FUNDED DEBT / TOTAL CAPITALIZATION

Total Liabilities
                                                              ---------------
Plus:
All Letters of Credit                                   +
                                                              ---------------
Less:
Trade Accounts Payable                                  -
                                                              ---------------
Accrued Expenses                                        -
                                                              ---------------
         TOTAL FUNDED DEBT (A)                          =
                                                              ---------------

                  DIVIDED BY:
Total Funded Debt (as defined above)
                                                              ---------------
Plus:
Shareholders Equity                                     +
                                                              ---------------
         TOTAL CAPITALIZATION (B)                       =
                                                              ---------------

                           A / B                        =
                                                              ---------------
                      MAXIMUM ALLOWED                               45%                 COMPLIANCE: ___Y___N




QUARTERLY EBITDA / TOTAL FIXED CHARGES (TRAILING 12 MONTH BASIS)

                  4th Previous Q    3rd Previous Q   2nd Previous Q       Current Q           Total
Net Income
                  --------------    --------------   --------------     --------------     --------------
Plus:
Interest        +
                  --------------    --------------   --------------     --------------     --------------
Income Taxes    +
                  --------------    --------------   --------------     --------------     --------------
Depreciation    +
                  --------------    --------------   --------------     --------------     --------------
         EBITDA (C)                                                                      =
                                                                                           --------------
                  DIVIDED BY:
                  4th Previous Q    3rd Previous Q   2nd Previous Q       Current Q            Total

Interest
                  --------------    --------------   --------------     --------------     --------------
Plus:
Required
Principal        +
                  --------------    --------------   --------------     --------------     --------------
Cash CAPEX       +
                  --------------    --------------   --------------     --------------     --------------
Dividends*       +
                  --------------    --------------   --------------     --------------     --------------
Income Taxes*    +
                  --------------    --------------   --------------     --------------     --------------
         TOTAL FIXED CHARGES (D)                                                         =
                                                                                           --------------
                           C / D                         =
                                                           --------------

MINIMUM REQUIRED WITHOUT UZZI ACQUISITION           1.10X              COMPLIANCE: ___Y ___N

MINIMUM REQUIRED WITH UZZI ACQUISITION              1.25X              COMPLIANCE: ___Y ___N

*Payment of dividends and/or federal income tax liabilities to Hallwood will be allowed only to the extent that said cash outflows do not constitute a default of the quarterly Fixed Charge covenant or TFD/TC ratio.

                             QUARTERLY PRICING TIER

Total Funded Debt (as calculated above--A)
                                                            ---------------
                  DIVIDED BY:
EBITDA (as calculated above--C)
                                                            ---------------
         TOTAL FUNDED DEBT /  EBITDA                      =
                                                            ---------------

            TIER                     TFD / EBITDA               FACILITY #1             FACILITY #2 AND #3
             I                        > = 3.00x                 LIB + 2.50%                 LIB + 2.75%
             II                 > = 2.50x and < 3.00x           LIB + 2.25%                 LIB + 2.50%
            III                 > = 2.00 and < 2.50x            LIB + 2.00%                 LIB + 2.25%
             IV                        < 2.00x                  LIB + 1.75%                 LIB + 2.00%


           APPROPRIATE PRICING TIER: _____I _____II _____ III _____ IV


AFFIRMATIONS


1) ACQUISITION OF UZZI IS SUBSTANTIALLY COMPLETE AS OF __________.
COMPLIANCE: ___ Y ___ N

2) INJECTION OF $500,000 MADE BY THE HALLWOOD GROUP, INC. AT TIME OF ACQUISITION OF UZZI. COMPLIANCE: ___ Y ___ N

3) INJECTION OF $500,000 MADE BY THE HALLWOOD GROUP, INC. DURING FIRST YEAR AFTER ACQUISITION OF UZZI. COMPLIANCE: ___ Y ___ N

4) LOANS OR ADVANCES TO THE HALLWOOD GROUP, INC. (PARENT CORPORATION) ARE EXPRESSLY FORBIDDEN WITHOUT THE PRIOR CONSENT IN WRITING OF KEYBANK, N.A. ANY UPSTREAM PAYMENTS OF DIVIDENDS AND/OR CALCULATED FEDERAL INCOME TAX LIABILITY WILL BE LIMITED SUCH THAT SAID PAYMENTS DO NOT CREATE A DEFAULT OF ANY FINANCIAL COVENANT BETWEEN BROOKWOOD COMPANIES INCORPORATED, INC. AND THE BANK.
COMPLIANCE: ___ Y ____ N

--------------------------------------------------------------------------------
        REASONS FOR COVENANT DEFAULTS AND MANAGEMENT'S REMEDIES TO CURE:














--------------------------------------------------------------------------------

THE UNDERSIGNED CERTIFIES THAT THE INFORMATION PRESENTED ABOVE IS CORRECT.

DATE
    ------------------------               ------------------------------
                                               SIGNATURE
                                      NAME:
                                      TITLE: VICE PRESIDENT FINANCE
                                             CHIEF FINANCIAL OFFICER
                                             BROOKWOOD COMPANIES INCORPORATED

DATE
    ------------------------               ------------------------------
                                               SIGNATURE
                                      NAME:
                                      TITLE: TREASURER AND SECRETARY
                                             KENYON INDUSTRIES, INC.

DATE
    ------------------------               ------------------------------
                                               SIGNATURE
                                      NAME:
                                      TITLE: TREASURER AND SECRETARY
                                             BROOKWOOD LAMINATING, INC.

                                   APPENDIX II

                                    Exhibit F
                                   Certificate

         Reference is made to the Revolving Credit Loan and Security Agreement, dated as of December 22, 1999 ("Loan Agreement") by and among Brookwood Companies Incorporated, Kenyon Industries, Inc. ("Kenyon"), Brookwood Laminating, Inc. ("Laminating" and together with Brookwood and Kenyon, collectively referred to herein as "Borrower"), and KeyBank National Association ("Bank").

         This Certificate is being delivered to the Bank pursuant to Section 2.3.3(a)(4) of the Loan Agreement. Terms not otherwise defined herein have the meaning assigned in the Loan Agreement.

         The undersigned, _________________________, the duly qualified and elected ______________ of Borrower and authorized representative of Borrower, hereby certifies on behalf of Borrower that, to his/her knowledge:

                  (i) The representations and warranties of Borrower set forth in the Loan Agreement are true and complete in all material respects as though each such representation and warranty were made on and as of the date hereof; there exists no Default or Event of Default;

                  (ii) The Purchase Agreements, and the transactions contemplated thereunder, have been duly executed, delivered and performed in accordance with their terms by the parties thereto in all respects, including the fulfillment of all conditions precedent as may be set forth therein and giving effect to the terms of the Purchase Agreements; and

                  (iii) Borrower has acquired and has good and marketable title to the Purchased Assets, free and clear of all claims, liens, pledges and encumbrances of any kind, except as expressly imposed by, or permitted under the Loan Agreement; and

                  (iv) All actions and proceedings required by the Purchase Agreements, applicable law and regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated; and

                  (v) No court of competent jurisdiction has issued any injunction, restraining order or other order which would prohibit consummation of the transactions described in the Purchase Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Purchase Agreements; and

                  (vi) Attached hereto as Exhibit A are true, correct and complete copies of the Purchase Agreements and all schedules thereto; and

                  (vii) The undersigned is authorized to sign this Certificate by each of the Borrower.

Dated:                                      BROOKWOOD COMPANIES INCORPORATED
      -----------------------

                                            By:
                                               ------------------------------
                                                Name:
                                                Its:

                                            KENYON INDUSTRIES, INC.

                                            By:
                                               ------------------------------
                                                Name:
                                                Its:

                                            BROOKWOOD LAMINATING, INC.

                                            By:
                                               ------------------------------
                                                Name:
                                                Its:

                          KEYBANK NATIONAL ASSOCIATION
                              Revolving Credit Note
                                                             December ___, 1999
$17,000,000.00                                               Portland, Maine

         The undersigned (collectively, the "Borrower"), for value received, hereby promise to pay to KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), or order, on or before December __, 2002, the principal amount of SEVENTEEN MILLION DOLLARS ($17,000,000.00) (the "Working Capital Revolving Credit Limit"), or such lesser amount as may, at the maturity hereof, whether by declaration, acceleration or otherwise, be the aggregate unpaid principal amount of all Working Capital Revolving Credit Loans made by the Bank to the Borrower pursuant to the Loan Agreement referred to below.

         This Note shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount hereof at the rate or rates per annum specified in the Loan Agreement referred to below, payable monthly in arrears on the first Business Day of each month commencing on January 1, 2000 (Except as to LIBOR Loans having an Interest Period of 180 days, which shall be payable on the last Business Day of every third month of said Interest Period and on the last day of said Interest Period; otherwise, LIBOR loans are payable on the last day of the applicable Interest Period), and at maturity (whether by declaration, acceleration or otherwise); provided that during the continuance of any Event of Default, at the election of the Bank, the Borrower shall pay the holder of this Note, on demand by such holder, interest on the unpaid and overdue principal of and (to the extent permitted by law) on the unpaid interest on this Note at a rate per annum equal to the Default Rate; and provided further that in no event shall the amount contracted for and agreed to be paid by the Borrower as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto.

         This Note evidences a loan or loans under, and is expressly subject to the provisions of, a certain Revolving Credit Loan and Security Agreement dated as of December __, 1999 (as amended from time to time, the "Loan Agreement") by and between the Borrower and the Bank. The holder of this Note is entitled to the benefits of the Loan Agreement, and to the benefits of the other Loan Documents referred to therein. Neither this reference to such Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note as otherwise provided herein. All payments of principal of and interest on this Note shall be payable in immediately available funds at the address of the Bank set forth in the Loan Agreement without deduction, setoff or counterclaim. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Loan Agreement.

         This Note is subject to prepayment in whole or in part and to acceleration on Default at the times and in the manner specified in the Loan Agreement. The maker and all endorsers of this Note hereby waive presentment demand, notice, protest, notice of intent to accelerate, notice to accelerate, and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. In case of an Event of Default including, without limitation, a Default in the payment of any principal of or interest on this Note, the Borrower will pay to the Bank such further amount as shall be sufficient to cover the cost and expense of collection including, without limitation, reasonable attorneys' fees, expenses and disbursements.

         The Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of KeyCorp, or in transit to any of them. At any time that an Event of Default exists, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         This Note shall be construed in accordance with and governed by the internal laws of the State of Maine (without giving effect to conflicts of laws principles) and is executed as a sealed instrument as of the date first above written.

WITNESS:
                                             BROOKWOOD COMPANIES INCORPORATED


                                             By:
----------------------------                    -------------------------------
                                             Name: Duane O. Schmidt
                                             Title: Vice President Finance
                                                    Chief Financial Officer
WITNESS:
                                             KENYON INDUSTRIES, INC.


                                             By:
----------------------------                    -------------------------------
                                             Name: Duane O. Schmidt
                                             Title: Treasurer and Secretary

WITNESS:
                                             BROOKWOOD LAMINATING, INC.


                                             By:
----------------------------                    -------------------------------
                                             Name: Duane O. Schmidt
                                             Title: Treasurer and Secretary

                          KEYBANK NATIONAL ASSOCIATION
                              Revolving Credit Note

                                                                 [date]
$[amount]                                                        Portland, Maine

    The undersigned (collectively, the "Borrower"), for value received, hereby promise to pay to KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), or order, on or before ______________, a maturity date five years from the date hereof, the principal amount of ____________ DOLLARS ($___________.00), or such lesser amount as may, at the maturity hereof, whether by declaration, acceleration or otherwise, be the aggregate unpaid principal amount of the Equipment Revolving Credit Loan made by the Bank to the Borrower pursuant to the Loan Agreement referred to below.

    This Note shall bear interest (computed on the basis of the actual number of days elapsed over a 360 -day year) on the unpaid principal amount hereof at the rate or rates per annum specified in the Loan Agreement referred to below. Commencing on _________________, and on the 1st Business Day of each month thereafter, Borrower agrees to pay to Bank fixed monthly payments of principal, based upon a standard five-year amortization schedule, in the amount of $____________, plus accrued interest, until and including the maturity (whether by declaration, acceleration or otherwise). During the continuance of any Event of Default, at the election of the Bank, the Borrower shall pay the holder of this Note on demand by such holder, interest on the unpaid and overdue principal of and (to the extent permitted by law) on the unpaid interest on this Note at a rate per annum equal to the Default Rate; and provided further that in no event shall the amount contracted for and agreed to be paid by the Borrower as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto.

    This Note evidences a loan or loans under, and is expressly subject to the provisions of, a certain Revolving Credit Loan and Security Agreement dated as of December __, 1999 (as amended from time to time, the "Loan Agreement") by and between the Borrower and the Bank. The holder of this Note is entitled to the benefits of the Loan Agreement, and to the benefits of the other Loan Documents referred to therein. Neither this reference or such Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note as otherwise provided herein. All payments of principal of and interest on this Note shall be payable in immediately available funds at the address of the Bank set forth in the Loan Agreement without deduction, setoff or counterclaim. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Loan Agreement.

    This Note is subject to prepayment in whole or in part and to acceleration on Default at times and in the manner specified in the Loan Agreement. The maker and all endorsers of this Note hereby waive presentment, demand, notice, protest, notice of intent to accelerate, notice to accelerate, and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. In case of an Event of Default including, without limitation, a Default in the payment of any principal of or interest on this Note, the Borrower will pay to the Bank such further amount as shall be sufficient to cover the cost and expense of collection including, without limitation, reasonable attorneys' fees, expenses and disbursements.

    The Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of KeyCorp, or in transit to any of them. At any time that an Event of Default exists, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

    This Note shall be construed in accordance with and governed by the internal laws of the State of Maine (without giving effect to conflicts of laws principles) and is executed as a sealed instrument as of the date first above written.

WITNESS:
                                            BROOKWOOD COMPANIES INCORPORATED


                                            By:
-----------------------------                  ---------------------------------
                                               Name:
                                               Title:

WITNESS:
                                            KENYON INDUSTRIES, INC.


                                            By:
-----------------------------                  ---------------------------------
                                               Name:
                                               Title:

WITNESS:
                                            BROOKWOOD LAMINATING, INC.


                                            By:
-----------------------------                  ---------------------------------
                                               Name:
                                               Title:

                          KEYBANK NATIONAL ASSOCIATION
                              Revolving Credit Note

                                                             December __, 1999
$2,000,000.00                                                Portland, Maine

         The undersigned (collectively, the "Borrower"), for value received, hereby promise to pay to KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), or order, on or before December __, 2002, the principal amount of TWO MILLION DOLLARS ($2,000,000.00) (the "Acquisition Revolving Credit Limit"), or such lesser amount as may, at the maturity hereof, whether by declaration, acceleration or otherwise, be the aggregate unpaid principal amount of all Acquisition Revolving Credit Loans made by the Bank to the Borrower pursuant to the Loan Agreement referred to below.

         This Note shall bear interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid principal amount hereof at the rate or rates per annum specified in the Loan Agreement referred to below, payable monthly in arrears on the first Business Day of each month commencing on January 1, 2000 (Except as to LIBOR Loans having an Interest Period of 180 days, which shall be payable on the last Business Day of every third month of said Interest Period and on the last day of said Interest Period; otherwise, LIBOR loans are payable on the last day of the applicable Interest Period), and at maturity (whether by declaration, acceleration or otherwise); provided that during the continuance of any Event of Default, at the election of the Bank, the Borrower shall pay the holder of this Note, on demand by such holder, interest on the unpaid and overdue principal of and (to the extent permitted by law) on the unpaid interest on this Note at a rate per annum equal to the Default Rate; and provided further that in no event shall the amount contracted for and agreed to be paid by the Borrower as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto.

         This Note evidences a loan or loans under, and is expressly subject to the provisions of, a certain Revolving Credit Loan and Security Agreement dated as of December __, 1999 (as amended from time to time, the "Loan Agreement") by and between the Borrower and the Bank. The holder of this Note is entitled to the benefits of the Loan Agreement, and to the benefits of the other Loan Documents referred to therein. Neither this reference to such Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Note as otherwise provided herein. All payments of principal of and interest on this Note shall be payable in immediately available funds at the address of the Bank set forth in the Loan Agreement without deduction, setoff or counterclaim. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Loan Agreement.

         This Note is subject to prepayment in whole or in part and to acceleration on Default at the times and in the manner specified in the Loan Agreement. The maker and all endorsers of this Note hereby waive presentment demand, notice, protest, notice of intent to accelerate, notice to accelerate, and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. In case of an Event of Default including, without limitation, a Default in the payment of any principal of or interest on this Note, the Borrower will pay to the Bank such further amount as shall be sufficient to cover the cost and expense of collection including, without limitation, reasonable attorneys' fees, expenses and disbursements.

         The Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of KeyCorp, or in transit to any of them. At any time that an Event of Default exists, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         This Note shall be construed in accordance with and governed by the internal laws of the State of Maine (without giving effect to conflicts of laws principles) and is executed as a sealed instrument as of the date first above written.

WITNESS:
                                           BROOKWOOD COMPANIES INCORPORATED


                                           By:
------------------------------                ---------------------------------
                                           Name: Duane O. Schmidt
                                           Title: Vice President Finance
                                                  Chief Financial Officer
WITNESS:
                                           KENYON INDUSTRIES, INC.


                                           By:
------------------------------                ---------------------------------
                                           Name: Duane O. Schmidt
                                           Title: Treasurer and Secretary
WITNESS:
                                           BROOKWOOD LAMINATING, INC.


                                           By:
------------------------------                ---------------------------------
                                           Name: Duane O. Schmidt
                                           Title: Treasurer and Secretary

                      STOCK PLEDGE AND SECURITY AGREEMENT


         This Stock Pledge and Security Agreement ("Agreement") made by Brookwood Companies Incorporated, a Delaware corporation with a principal place of business at 232 Madison Avenue - 10th Floor, New York, NY 10016 ("Pledgor"), in favor of KeyBank National Association, a national banking association having a place of business at One Canal Plaza, Portland, Maine 04101-4035 ("Pledgee").


                                   RECITALS:

         The following facts set forth the background to this Agreement:

                  A. The Pledgor is owner of 3,000 shares of the outstanding common stock of Kenyon Industries, Inc. (the "Corporation"), a Delaware corporation, which shares constitute 100% of the total issued and outstanding common stock of the Corporation.

                  B. As part of a Revolving Credit Loan and Security Agreement between Pledgor and Pledgee, inter alia, dated December ___, 1999 ("Loan Agreement"), the Pledgor has agreed to grant the Pledgee the security interests hereinafter described.

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor agrees with the Pledgee as follows:

         Section 1. Pledge of Stock. In consideration of the Loans from Pledgee to Pledgor, evidenced by the Notes executed and delivered by Pledgor to Pledgee in accordance with the terms and conditions of the Loan Agreement, Pledgor hereby pledges, assigns, grants a security interest in, and delivers to the Pledgee, at its address specified above, the 3,000 shares of the common stock of the Corporation owned by the Pledgor as evidenced by Certificate No. 1 in the Corporation's Stock Register book, which Stock Certificate, accompanied by instruments of assignment thereof duly executed in blank by the Pledgor, have been delivered contemporaneously herewith to the Pledgee.

         In the event the Pledgor shall acquire any additional shares of the capital stock of any class of the Corporation, or of any corporation which is the successor of the Corporation, or any securities exchangeable for or convertible into shares of such capital stock of any class of the Corporation, or of any successor to the Corporation, by purchase, stock dividend, distribution of capital or otherwise, the Pledgor shall forthwith pledge such additional shares to the Pledgee under this Agreement (all such stock being hereinafter collectively referred to as the "Stock" or the "Collateral").

         Section 2. Definitions. Unless otherwise defined herein, capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Loan Agreement.

         Section 3. Security for Obligations. This Agreement and the pledge of the Collateral hereunder is made with the Pledgee as security for the Obligations.

         Section 4. Liquidation, Recapitalization, Etc. All sums of money and property paid or distributed in respect of the Stock, whether by dividend or sums paid upon such a liquidation, dissolution, recapitalization or reclassification of the Corporation, may be paid or distributed to Pledgor as long as there is no Event of Default under the Loan Agreement and provided such payment or distribution does not cause or create an Event of Default; otherwise, all such payments and distributions which are received by the Pledgor shall, until paid or delivered to the Pledgee, be held in trust for the Pledgee as security for the Obligations.

         Section 5. Warranty of Title. The Pledgor warrants that Pledgor has good and marketable title to the Stock described in Section 1 hereof, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except (a) such liens as shall be released upon and in connection with the closing of the Loan Agreement and (b) the security interest created by this Agreement, and any other agreements executed in connection herewith, and that Pledgor has full power, authority and legal right to pledge all of such Stock pursuant to this Agreement. The Pledgor covenants that Pledgor will defend the Pledgee's rights and security interest in such Stock against the claims and demands of all persons whomsoever, and the Pledgor covenants that Pledgor will have the like title to and right to pledge any other Collateral hereunder and will likewise defend the Pledgee's rights and security interest therein.

         Section 6. Voting, Etc., Prior to Maturity. Unless and until a Default shall have occurred and be continuing, the Pledgee shall be entitled to vote the Stock and to give consents, waivers and ratifications in respect of the Stock; provided, however, that no vote shall be cast, or consent, waiver or ratification given or action taken, which would be inconsistent with or violate any provisions of this Agreement or any instrument or agreement evidencing or securing any of the Obligations; and provided further that the Pledgee after Default, which Default is not cured within any applicable grace period, may cause the Stock to be transferred into Pledgee's own name as collateral security. All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Stock shall, at the Pledgee's option, as evidenced by the Pledgee's notifying Pledgor of such election, cease in case a Default shall have occurred and be continuing.

         Section 7. Remedies. If any Default shall have occurred and be continuing, the Pledgee shall thereafter have the following rights and remedies (to the extent permitted by applicable law), in addition to the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Maine, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Pledgee deems expedient:

                  (a) If the Pledgee so elects and gives notice of such election to the Pledgor, the Pledgee may vote any or all of the Stock (whether or not the same shall have been transferred into Pledgee's name or the name of its nominee or nominees) and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so);

                  (b) the Pledgee may demand, sue for, collect or make any compromise or settlement the Pledgee deems suitable in respect of any Collateral held by it hereunder;

                  (c) the Pledgee may sell, resell, assign and deliver, or otherwise dispose of any or all of the Collateral, for cash and/or credit, and upon such terms, at such place or places and at such time or times and to such persons, firms, companies or corporations as the Pledgee deems expedient, all without demand for performance by the Pledgor or any notice or advertisement whatsoever except as may be required by law; and

                  (d) the Pledgee may cause all or any part of the Stock held by it to be transferred into Pledgee's name or the name of its nominee or nominees, if it has not already done so. The Pledgee may buy any part or all of the Collateral at any public sale, and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Pledgee may buy at private sale and may make payments thereof by any means. The Pledgee may apply the cash proceeds actually received from any sale or other disposition to the expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees and all reasonable legal, travel and other expenses which may be incurred by the Pledgee in attempting to collect the Obligations or to enforce this Agreement, or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement and to the Obligations secured hereby.

         The Pledgor recognizes that the Pledgee may be unable to effect a public sale of the Stock by reason of certain prohibitions contained in the Securities Act of 1933, as amended, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Pledgor agrees that any such private sales may be at prices and other terms less favorable to the Seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended, even if the issuer would agree to do so.

         Section 8. Marshalling. The Pledgee shall not be required to marshall any present or future security for (including, but not limited to, this Agreement and the Collateral pledged hereunder), or guaranties of, the Obligations or any of them, or to resort to such security or guaranties in any particular order. All of Pledgee's rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that Pledgor lawfully may do so, the Pledgor hereby agrees that Pledgor will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Pledgee's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any the Obligations is secured or guaranteed. To the extent that Pledgor lawfully may do so, the Pledgor hereby irrevocably waives the benefits of all such laws.

         Section 9. Pledgor's Obligations Not Affected. The Obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, or the like of any Borrower or the Pledgor; (b) any exercise or nonexercise, or any waiver, by the Pledgee of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (c) any amendment to or modification of any of the instruments or agreements evidencing or securing any of the Obligations; or (d) the taking of additional security for, or any guaranty of, any of the Obligations, or the release or discharge or termination of any security or guaranty for any of the Obligations, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

         Section 10. Transfer, Etc., By Pledgor. Without the prior written consent of the Pledgee, the Pledgor will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber any of the Collateral or any interest therein, except for the pledge thereof provided for in this Agreement.

         Section 11. Further Assurances. The Pledgor will do all such acts, and will furnish to the Pledgee all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Pledgee may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Pledgee hereunder.

         Section 12. Pro-Rata Security. All amounts owing with respect to the Obligations shall be equally and ratably secured by, and proportionately entitled to the benefits of, the Collateral, provided that the reasonable costs, fees and expenses of the Pledgee in enforcing its rights hereunder, including reasonable attorneys' fees, shall constitute a first claim on all the Collateral and be entitled to priority over all other Obligations in respect of all distributions of any proceeds from any portion of the Collateral.

         Section 13. Pledgee's Exoneration. Under no circumstances shall the Pledgee be deemed to assume any responsibility for or obligation or duty with respect to any part of all of the Collateral of any nature or kind, other than the physical custody thereof, or any matter or proceedings arising out of or relating thereto. The Pledgee shall not be required to take any action of any kind to collect, preserve or protect the Pledgee's or the Pledgor's rights in the Collateral or against other parties thereto. The Pledgee's prior recourse to any part of all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment of collection of the Obligations.

         Section 14. No Waiver, Etc. No act, failure or delay by the Pledgee shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Pledgee of any default, right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Pledgor hereby waives presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein).

         Section 15. Notice, Etc. All notices, requests and other communications hereunder shall be in conformity with the terms and conditions of the Loan Agreement, addressed to the Pledgor and the Pledgee at their respective addresses indicated at the beginning of this Agreement or to such other address as the party to receive any such communication or notice may have designated by written notice to the other party.

         Section 16. Termination. Upon the payment and performance in full of the Obligations in accordance with their terms and the performance by the Pledgor of all of its covenants and agreements hereunder, this Agreement shall terminate and the Pledgor shall be entitled to the return of such Collateral in the possession or control of the Pledgee as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Pledgee hereunder.

         Section 17. Miscellaneous Provisions. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged. This Agreement and all Obligations of the Pledgor shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee, and its successors and assigns. This Agreement and the Obligations of the Pledgor hereunder shall be governed by and construed in accordance with the laws of State of Maine. Pledgor agrees that the venue for adjudication of any dispute or controversy arising under this Agreement shall be any court of competent jurisdiction in the State of Maine, all as more specifically set forth in the Loan Agreement. The descriptive section headings have been inserted for convenience of reference only and do not define or limit the provisions hereof. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Pledgor acknowledges receipt of a copy of this Agreement. Terms used herein without definition which are defined in the Uniform Commercial Code have such defined meanings herein, unless the context otherwise indicates or requires. This Agreement is intended to take effect as a sealed instrument.

         IN WITNESS WHEREOF, the Pledgor and Pledgee have executed this Agreement under seal on the _____ day of December, 1999.

WITNESS:                                  PLEDGOR:

                                          Brookwood Companies Incorporated


                                          By:
----------------------------------             ---------------------------------
                                               Name:
                                               Title:


                                          PLEDGEE:

                                          KeyBank National Association



                                          By:
----------------------------------             ---------------------------------
                                               Name:
                                               Title:

                             CONSENT AND AGREEMENT


         This Consent and Agreement ("Agreement") is made as of the ___ day of December, 1999 by The Hallwood Group Incorporated, a corporation organized under the laws of the State of Delaware, having a place of business at 3710 Rawlins, Suite 1500, Dallas, Texas 75219 ("Hallwood").

                                  WITNESSETH:

         WHEREAS, Brookwood Companies Incorporated, a corporation organized under the laws of the State of Delaware and having a place of business at 232 Madison Avenue, 10th Floor, New York, NY 10016 ("Brookwood") is a wholly owned subsidiary of Hallwood; and

         WHEREAS, Brookwood and its wholly owned subsidiaries, Kenyon Industries, Inc., a corporation organized under the laws of the State of Delaware, having a place of business at 36 Sherman Avenue, Kenyon, Rhode Island 02836 ("Kenyon"), and Brookwood Laminating, Inc., a corporation organized under the laws of the State of Delaware, having a place of business at 1425 Kingstown Road, Peace Dale, Rhode Island 02883 ("Laminating"), have requested that KeyBank National Association, a national banking association having a place of business at One Canal Plaza, Portland, Maine 04101-4035 ("Bank") make loans and provide other financial accommodations; and

         WHEREAS, Bank is willing to make such loans and provide such financial accommodations to Brookwood, Kenyon and Laminating subject to the terms and conditions of that certain Revolving Credit Loan and Security Agreement by and among Bank, Brookwood, Kenyon and Laminating, dated as of December ___, 1999 ("Loan Agreement"); and

         WHEREAS, to induce Bank to make such loans and provide such financial accommodations to Brookwood, Kenyon and Laminating, Hallwood desires to provide its consent and agreement as provided herein;

         NOW, THEREFORE, in consideration of the loans and financial accommodations to Brookwood, Kenyon and Laminating, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hallwood agrees as follows:

         1. Hallwood hereby consents and agrees that so long as any amount remains outstanding and unpaid under the Loan Agreement, Brookwood shall not make any Distributions to Hallwood; provided, however, that payments to Hallwood of dividends or for federal income taxes based upon quarterly calculations of fixed charge coverage as may have been paid or payable by Brookwood to Hallwood, may be made so long as such payment by Brookwood does not result in a default of any financial covenants as described in the Loan Agreement.

         2. Hallwood agrees that so long as any amounts remain outstanding and unpaid under the Loan Agreement, there shall be no loans or advances to Hallwood from Brookwood, Kenyon or Laminating; nor shall any part of advances or loan proceeds to Brookwood, Kenyon or Laminating under the Loan Agreement, be utilized by Hallwood.

         3. This Agreement shall be binding upon Hallwood and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

         4. Capitalized terms not defined herein shall have the meaning set forth in the Loan Agreement.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.



                                            THE HALLWOOD GROUP INCORPORATED



                                            By:
                                                --------------------------------

                                            Its: